SECURITIES & EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  January 2, 1996


                    ADVANTAGE COMPANIES, INC.
     (Exact name of registrant as specified in its charter)


   Delaware                  0-1234-8              48-1156618
--------------             ------------        ------------------
(State or other            (Commission            (IRS Employer
jurisdiction of            File Number)        Identification No.)
incorporation)

8200 East THORN Drive, Wichita, Kansas                   67226
-------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (316) 636-7368
                                                     --------------

9323 East 37th Street North, Wichita, Kansas              67226
-------------------------------------------------------------------
- (Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant.
          ---------------------------------

     CHANGE IN CONTROL. On January 2, 1996, THORN Acquisition Corp., a Delaware corporation ("Acquisition"), was merged (the "Merger") with and into Advantage Companies, Inc., a Delaware corporation (the "Company"), with the Company as the surviving corporation and, as a result, now a wholly owned subsidiary of THORN Americas, Inc., a Delaware corporation ("Parent"). Parent is an indirect wholly owned subsidiary of THORN EMI plc, a company existing under the laws of England ("THORN EMI").

     The Merger occurred pursuant to a certain Agreement and Plan of Merger dated as of September 25, 1995, as amended on November 27, 1995 (the "Merger Agreement"), by and among the Company, Parent and Acquisition. The Merger Agreement provides for, among other things, (i) the Merger and (ii) the conversion of each share of common stock (the "Common Stock"), par value $.01 per share, of the Company (the "Shares"), issued and outstanding immediately prior to the effective time of the Merger (other than Shares held by Parent, Acquisition or any of their direct or indirect subsidiaries, or held in the treasury of the Company or any of its subsidiaries or by a holder who has perfected appraisal rights pursuant to the General Corporation Law of the State of Delaware) into the right to receive the Merger Consideration. As used herein, "Merger Consideration" shall mean (i) for stockholders of the Company other than those who were parties to that certain option agreement entitled the Advantage Agreement dated as of July 9, 1995, as amended on October 6, 1995 and November 27, 1995 (the "Option Agreement"), $18.50 per Share (without interest) in cash, and (ii) for those stockholders of the Company who were parties to the Option Agreement, $16.00 per Share (without interest) in cash.

     The summary set forth herein of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is incorporated herein by reference as Exhibit 2.1.

     A copy of the press release issued by Parent on January 2, 1996, announcing the Merger and the Tidewater Acquisition (as defined herein) is incorporated herein by reference as Exhibit 99.1 and is attached hereto.

     AMOUNT AND SOURCE OF CONSIDERATION. The total amount of funds required by Parent to purchase the Shares pursuant to the Merger
Agreement was approximately $82,669,548 plus the related fees and expenses (the "Purchase Price").

     Parent obtained the Purchase Price from general corporate funds held on deposit by THORN EMI Inc., a Delaware corporation and a wholly owned subsidiary of THORN EMI.

     ADVANTAGE AGREEMENT. On July 9, 1995, Parent and Daniel J. Taylor, Daniel M. Carney, Robert W. Moore and Leslie G. Rudd, the principal stockholders of the Company (the "Stockholders") entered into the Option Agreement, whereby, as of the effective date of the Merger, the Stockholders agreed, among other things, (i) not to compete with the businesses of Parent or any subsidiary, affiliate or franchisee thereof, for a period of five (5) years, at any location within the United States of America, (ii) not to divulge, communicate or use to the detriment of Parent or any subsidiary or affiliate thereof any Propriety Information (as defined in Section 7(c) of the Option Agreement), at any time in the future or (iii) except as set forth in the Merger Agreement, not to solicit the employment or engagement of the consulting or other services of any person who shall then be employed by Parent or who shall have been employed by Parent or any subsidiary or affiliate thereof, at any time within the previous six months, for a period of five (5) years. Additionally, pursuant to the First Amendment to the Option Agreement dated as of October 6, 1995 (the "First Amendment"), on January 2, 1996, Parent paid Mr. Taylor the sum of $750,000 as consideration for Mr. Taylor's covenant not to compete with the businesses of the Company, Parent or Acquisition, as discussed above.

     The summaries set forth herein regarding the First Amendment and the Option Agreement do not purport to be complete and are qualified in their entirety by reference to the First Amendment and the Option Agreement which are incorporated herein by reference as Exhibits 2.2 and 2.3, respectively.

     TIDEWATER RENTAL CORP. Also on July 9, 1995, Parent and the stockholders of Tidewater Rental Corp., a Virginia corporation ("Tidewater") and affiliated with the Company through common ownership and management, entered into that certain option agreement entitled the Tidewater Agreement, as amended on September 25, 1995 (the "Tidewater Option Agreement"), whereby, upon the purchase of the Tidewater Shares (as defined herein) by Parent (the "Tidewater Acquisition"), Messrs. Rudd, Taylor and A. Tracy Burton agreed, among other things, (i) not to compete with the businesses of Parent or any subsidiary, affiliate or franchisee thereof, for a period of five (5) years, at any location within the United States of America, (ii) not to divulge, communicate or use to the detriment of Parent or any subsidiary or affiliate thereof any Propriety Information (as defined in Section 6(c) of the Tidewater Option Agreement), at any time in the future or (iii) except as set forth in the Stock Purchase Agreement (as defined herein), not to solicit the employment or engagement of the consulting or other services of any person who shall then be employed by Parent or who shall have been employed by Parent or any subsidiary or affiliate thereof, at any time within the previous six months, for a period of five (5) years.

     In connection with the Tidewater Option Agreement, on January 1, 1996, pursuant to a certain Stock Purchase Agreement dated as of September 25, 1995, as amended on November 27, 1995 (the "Stock Purchase Agreement"), by and among Parent, Tidewater and the stockholders of Tidewater (the "Tidewater Stockholders"), Parent acquired all of the issued and outstanding common stock, par value $1.00 per share, of Tidewater (the "Tidewater Shares") for an amount equal to $15,000,000 in the aggregate in cash, plus the assumption and payment of notes to certain of the Tidewater Stockholders in an amount equal to $1,312,500. Additionally, in accordance with the Stock Purchase Agreement, Tidewater and Parent, jointly and severally, agreed to certain indemnifications of the Tidewater Stockholders regarding the assessment of additional income taxes (see Section 6.13 of the Stock Purchase Agreement).

     The summaries set forth above regarding the Tidewater Option Agreement and the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Tidewater Option Agreement and the Stock Purchase Agreement which are incorporated herein by reference as Exhibits 2.4 and 2.5, respectively, which are attached hereto.

     CERTAIN ARRANGEMENTS AND UNDERSTANDINGS. In accordance with the terms of the Merger Agreement and as conditions precedent to the consummation of the Merger, the following documents, among others, were executed on January 2, 1996: (i) Parent's dismissal with prejudice of its lawsuit against the Company and its affiliates captioned as Case No. 94 C 3532 (the "THORN Lawsuit") and a mutual release of liability by the parties to the THORN Lawsuit regarding the subject matter thereof and the Company's and its affiliates' dismissal with prejudice of all counterclaims relating to the THORN Lawsuit and the entering of a mutual release of liability by the parties to such counterclaim(s) regarding the subject matter thereof (incorporated herein by reference as Exhibits 2.6 and 2.7, respectively, which are attached hereto);
and (ii) commercial lease agreement between Property Management Corp. ("PMC") and the Company for the use by the Company of the property located at 9323 East 37th Street North, Wichita, Kansas, at no cost for thirty (30) days (PMC is fifty (50%) percent owned by Mr. Taylor (former chief executive officer, director and stockholder of the Company)) (incorporated herein by reference as
Exhibit 2.8, which is attached hereto). Additionally, pursuant to the Merger Agreement, Parent offered two-year employment agreements to each of Mr. Burton and James G. Steckart (former directors and/or officers and stockholders of the Company); however, such agreements have not yet been executed.

     The foregoing summaries of certain arrangements and understandings executed in connection with the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the actual documents which are incorporated herein by reference as Exhibits.

     Additionally, in connection with the consummation of the Merger and the Tidewater Acquisition, Parent and PMC entered into a Service Agreement dated as of January 2, 1996 (the "Service Agreement"), whereby PMC personnel agreed to assist Parent and the Company with 1995 year-end closing procedures in connection with the Merger and the Tidewater Acquisition.

     The summary set forth herein regarding the Service Agreement does not purport to be complete and is qualified in its entirety by reference to the Service Agreement, which is incorporated herein by reference as Exhibit 2.9, which is attached hereto.

Item 7.   Financial Statements and Exhibits.
          ----------------------------------

     (c)  Exhibits.

          Exhibit 2.1 Agreement and Plan of Merger dated as of September 25, 1995, as amended on November 27, 1995, by and among Advantage Companies, Inc., THORN Americas, Inc. and THORN Acquisition Corp. (incorporated herein by reference to Annexes A-1 and A-2 to the Proxy Statement dated December 6, 1995, of Advantage Companies, Inc.)

          Exhibit 2.2 First Amendment to the Advantage Agreement dated as of October 6, 1995, by and among THORN Americas, Inc. and Daniel
                         J. Taylor, Robert W. Moore, Daniel M.
                         Carney and Leslie G. Rudd (incorporated
                         herein by reference to Exhibit 3 to the
                         Amendment No. 1 to the Statement on
                         Schedule 13D of THORN Americas, Inc.)

          Exhibit 2.3 Advantage Agreement dated as of July 9, 1995, as amended on October 6, 1995 and November 27, 1995, by and among THORN Americas, Inc. and Daniel J. Taylor, Robert W. Moore, Daniel M. Carney and Leslie G. Rudd (incorporated herein by reference to Annexes B-1, B-2 and B-3 to the Proxy Statement dated December 6, 1995, of Advantage Companies, Inc.)

          Exhibit 2.4 Tidewater Agreement dated as of July 9, 1995, as amended on September 25, 1995, by and among THORN Americas, Inc. and the stockholders of Tidewater Rental Corp.

          Exhibit 2.5 Stock Purchase Agreement dated as of September 25, 1995, as amended on November 27, 1995, by and among THORN Americas, Inc., Tidewater Rental Corp. and the stockholders of Tidewater Rental Corp.

          Exhibit 2.6    Settlement Agreement and Mutual Release

          Exhibit 2.7    Stipulation of Dismissal with Prejudice

          Exhibit 2.8    Commercial Lease Agreement dated as of
                         January 2, 1996, by and between Property
                         Management Corp. and Advantage Companies,
                         Inc.

          Exhibit 2.9    Service Agreement dated as of January 2,
                         1996, by and between THORN Americas, Inc.
                         and Property Management Corp.

          Exhibit 99.1   Press Release issued by THORN Americas,
                         Inc. on January 2, 1995.

                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, Advantage Companies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ADVANTAGE COMPANIES, INC.


Date: January 2, 1996         By:  /s/ John H. Slaymaker
                              ---------------------
                              Name:    John H. Slaymaker
                              Title:   President

                         EXHIBIT INDEX
                          -------------

Exhibit        Description
-------        -----------

# 2.1          Agreement and Plan of Merger dated
               as of September 25, 1995, as
               amended on November 27, 1995, by
               and among Advantage Companies,
               Inc., THORN Americas, Inc. and
               THORN Acquisition Corp.
               (incorporated herein by reference
               to Annexes A-1 and A-2 to the Proxy
               Statement dated December 6, 1995,
               of Advantage Companies, Inc.)

# 2.2          First Amendment to the Advantage
               Agreement dated as of October 6,
               1995, by and among THORN Americas,
               Inc. and Daniel J. Taylor, Robert
               W. Moore, Daniel M. Carney and
               Leslie G. Rudd (incorporated herein
               by reference to Exhibit 3 to the
               Amendment No. 1 to the Statement on
               Schedule 13D of THORN Americas,
               Inc.)

# 2.3          Advantage Agreement dated as of
               July 9, 1995, as amended on October
               6, 1995 and November 27, 1995, by
               and among THORN Americas, Inc. and
               Daniel J. Taylor, Robert W. Moore,
               Daniel M. Carney and Leslie G. Rudd
               (incorporated herein by reference
               to Annexes B-1, B-2 and B-3 to the
               Proxy Statement dated December 6,
               1995, of Advantage Companies, Inc.)

# 2.4          Tidewater Agreement dated as of
               July 9, 1995, as amended on
               September 25, 1995, by and among
               THORN Americas, Inc. and the
               stockholders of Tidewater Rental
               Corp.

# 2.5          Stock Purchase Agreement dated as
               of September 25, 1995, as amended
               on November 27, 1995, by and among
               THORN Americas, Inc., Tidewater
               Rental Corp. and the stockholders
               of Tidewater Rental Corp.

# 2.6          Settlement Agreement and Mutual
               Release

# 2.7          Stipulation of Dismissal with Prejudice

# 2.8          Commercial Lease Agreement dated as of January 2,
               1996, by and between Property Management Corp. and Advantage Companies, Inc.

# 2.9 Service Agreement dated as of January 2, 1996, by and between THORN Americas, Inc. and Property
               Management Corp.

#99.1          Press Release issued by THORN Americas, Inc. on
               January 2, 1995.

ANNEX 2.4
                       FIRST AMENDMENT TO
                    STOCK PURCHASE AGREEMENT
                          BY AND AMONG
                      THORN AMERICAS, INC.,
                     TIDEWATER RENTAL CORP.
                               AND
                       THE STOCKHOLDERS OF
                     TIDEWATER RENTAL CORP.


          THIS FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT (this "First Amendment") is made and entered into as of November 27, 1995, by and among THORN AMERICAS, INC., a Delaware corporation (the "Purchaser"), TIDEWATER RENTAL CORP., a Virginia corporation (the "Company"), and the stockholders of the Company (the "Stockholders").

          WHEREAS, the Purchaser, the Company and the Stockholders are parties to that certain Stock Purchase Agreement dated as of September 25, 1995 (the "Stock Purchase Agreement"); and

          WHEREAS, the Purchaser, the Company and the Stockholders wish to amend the Stock Purchase Agreement to reflect the parties' agreement that no dividends will be declared or distributed to the Stockholders after November 26, 1995.

          NOW, THEREFORE, in consideration of the agreements and understandings set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Purchaser, the Company and the Stockholders, intending to be legally bound, hereby agree as follows:

          1. Amendment to Section 3.7(c). Section 3.7(c) of the Stock Purchase Agreement is hereby amended and restated to read in its entirety as follows:

               (c)  any declaration, payment or set
          aside for payment of any dividend or other distribution of assets of the Company to the Stockholders, or any of their affiliates, or any direct or indirect retirement, redemption, repurchase or other acquisition by the Company of any shares of its capital stock; provided, however, that as a Subchapter S corporation, the Company has declared and paid dividends to its Stockholders in an amount not in excess of the earnings of the Company prior to November
          26, 1995, as disclosed on the Financial
          Statements; provided, further, that no
          dividends will be declared or paid by the Company after November 26, 1995;

          2. Amendment to Section 6.1(h). Section 6.1(h) of the Stock Purchase Agreement is hereby amended and restated to read in its entirety as follows:

               (h)  declare, pay or make, or set aside
          for payment or making, any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock or other securities, or split, combine or reclassify any shares of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities; provided, however, that as a Subchapter S corporation, the Company may pay dividends to the Stockholders in an amount not in excess of its earnings prior to November
          26, 1995 so long as the Company meets the $4,000,000 Total Equity requirement at
          December 31, 1995; provided, further, that the Stockholders will be liable for taxes on any undistributed earnings of the Company through the Closing Date; and provided, further, that no dividends will be declared or paid by the Company after November 26, 1995;

          3.   Stock Purchase Agreement.  The Stock Purchase
Agreement, as amended by this First Amendment, is reaffirmed and shall remain in full force and effect.

          4. Counterparts. This First Amendment may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

          5. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Stock Purchase Agreement.

          IN WITNESS WHEREOF, each of the parties has executed this First Amendment as of the day and year first above written.


                              THORN AMERICAS, INC.



                              By:/s/ John H. Slaymaker
                              ------------------------
                              Name:     John H. Slaymaker
                              Title:    Executive Vice President

                              TIDEWATER RENTAL CORP.


                              By: /s/ A. Tracy Burton
                              ------------------------
                              Name:     A. Tracy Burton
                              Title:    President

                              PRINCIPAL STOCKHOLDERS:


                              /s/ Daniel J. Taylor
                              ------------------------
                              Daniel J. Taylor



                              /s/ A. Tracy Burton
                              ------------------------
                              A. Tracy Burton



                              /s/ William A. Simon
                              ------------------------
                              William A. Simon



                              /s/ James G. Steckart
                              ---------------------
                              James G. Steckart



                              STOCKHOLDERS:

                              /s/ Leslie G. Rudd
                              ----------------------
                              Leslie G. Rudd


                              /s/Nestor R. Weigand, Jr.
                              -----------------------
                              Nestor R. Weigand, Jr.


                              /s/ Michael C. Weigand
                              ------------------------
                              Michael C. Weigand


                              /s/ Michael W. Dart
                              ------------------------
                              Michael W. Dart


                              /s/ Sherry Moore
                              -----------------------
                              Sherry Moore


                              /s/ Karon F. Perrill
                              ------------------------
                              Karon F. Perrill


                              /s/ Henri L. Van Dam
                              ------------------------
                              Henri L. Van Dam

EXHIBIT 2.5







                    STOCK PURCHASE AGREEMENT



                          BY AND AMONG



                      THORN AMERICAS, INC.,



                     TIDEWATER RENTAL CORP.


                               AND


                       THE STOCKHOLDERS OF



                     TIDEWATER RENTAL CORP.



                 Dated as of September 25, 1995

                   STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of September 25, 1995, is by and among THORN AMERICAS, INC., a Delaware corporation (the "Purchaser"), TIDEWATER RENTAL CORP., a Virginia corporation (the "Company"), the persons listed on Exhibit A hereto (individually, a "Principal Stockholder" and collectively, the "Principal Stockholders"), and the persons listed on Exhibit B hereto (individually, a "Stockholder" and together with the Principal Stockholders, the "Stockholders").

          WHEREAS, the Stockholders own all of the issued and outstanding shares (the "Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock");

          WHEREAS, the Purchaser, the Company and the Stockholders desire that the Purchaser acquire the Shares upon the terms and subject to the conditions hereof;

          WHEREAS, the Purchaser, the Company and the Stockholders have entered into a letter of intent dated July 9, 1995 (the
"Letter of Intent"), regarding the purchase of the Shares by the Purchaser; and

          WHEREAS, on July 9, 1995, the Purchaser and the Stockholders entered into an option agreement entitled the Tidewater Agreement, as amended on September 25, 1995, (the "Option Agreement"), pursuant to which the Stockholders agreed, among other things, to grant the Purchaser an irrevocable option to purchase the Shares at a price of $15,000,000 in the aggregate in cash.

          NOW, THEREFORE, in consideration of the premises set forth above and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                            ARTICLE I

                   PURCHASE AND SALE OF SHARES

          Section 1.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions contained herein, in reliance upon the representations, warranties and agreements of each of the Stockholders and the Company contained herein, on the Closing Date (as defined in Section 2.1 hereof), each Stockholder shall sell, transfer, convey, assign and deliver good, valid, marketable and indefeasible title in and to the number of Shares set forth on Exhibits A and B hereto opposite such Stockholder's name to the Purchaser, and the Purchaser shall purchase the Shares.

          Section 1.2 Purchase Price. Upon the terms and subject to the conditions contained herein, in reliance upon the representations, warranties and agreements of each of the Stockholders and the Company contained herein, and in consideration of the aforesaid sale, transfer, conveyance, assignment and delivery of good, valid, marketable and indefeasible title in and to the Shares, on the Closing Date the Purchaser will pay or cause to be paid to the Stockholders the sum of $15,000,000 in the aggregate in cash (the "Purchase Price").

                           ARTICLE II

                             CLOSING

          Section 2.1 Time and Place. Upon the terms and subject to the conditions contained herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Purchaser, 8200 East Rent-A-Center Drive, Wichita, Kansas 67226, beginning at 10:00 a.m. central time, as soon as practicable, after the later of (a) January 2, 1996 and
(b) the satisfaction or waiver of the conditions contained in
Article VII hereof, or at such other place, time and date as may be agreed upon by the parties. The actual date of the Closing is sometimes referred to herein as the "Closing Date."

          Section 2.2    Deliveries by the Company and the
Stockholders. At the Closing, the Company and the Stockholders shall deliver or cause to be delivered to the Purchaser the following:

          (a) Certificates issued by the Company evidencing ownership of the Shares by each of the Stockholders, duly endorsed (or accompanied by a duly executed stock power) by the appropriate Stockholder for transfer to the Purchaser;

          (b) Copies of the articles of incorporation of the Company (the "Articles of Incorporation"), certified as of a recent date by the Secretary of State of the State of Virginia;

          (c) Certificates from the Secretary of State or other equivalent authority as to (i) the good standing of the Company in the state of incorporation and any jurisdiction in which the Company is qualified to do business as a foreign corporation and (ii) the payment of taxes by the Company in each such jurisdiction, each such certificate to be dated as of the most recent practicable date;

          (d) A certificate of the secretary or assistant secretary of the Company stating that (i) the resolutions referred to in Section 3.1(b) hereof and attached to such certificate were duly and validly adopted, have not been modified, revoked or rescinded in any respect and are in full force and effect on the Closing Date, (ii) the Shares constitute all of the issued and outstanding capital stock of the Company and
     (iii) the Articles of Incorporation have not been amended or modified since the date of the certification referred to in
     Section 2.2(b) hereof. A true and correct copy of the by-laws of the Company (the "By-Laws") as in effect on the date hereof and at all times thereafter to and including the Closing Date also shall be attached to such certificate;

          (e) Evidence, satisfactory to the Purchaser and its counsel, in the form of an officer's certificate of the Company signed by the president and both vice presidents of the Company, certifying compliance by the Company and the Stockholders with the terms and conditions of Article VI and
     Section 7.1 hereof;

          (f)  The opinion of the Company's counsel referred to in
     Section 7.1(e) hereof;

          (g) The Required Consents (as defined in Section 3.4 hereof);

          (h) The results of a recent search of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Company in each jurisdiction where such filings may have been made or property is located, and the results of such search shall be satisfactory to the Purchaser;

          (i) Resignation letters, effective as of the Closing, of the directors and officers of the Company, and resolutions of the board of directors of the Company accepting the resignation, effective as of the Closing, of the directors of the Company; and

          (j) All other documents, instruments, payments and writings required to be delivered by the Company or the Stockholders to the Purchaser at the Closing pursuant to this Agreement or otherwise required or reasonably requested in connection herewith.
          Section 2.3 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Company or the Stockholders (as appropriate) the following:

          (a) Payment of the Purchase Price to the Stockholders in accordance with Section 1.2 hereof by certified check (or wire transfer if requested by a Stockholder);

          (b) A certificate of the secretary or assistant secretary of the Purchaser stating that the resolutions referred to in Section 5.2 hereof and attached to such certificate were duly and validly adopted, have not been modified, revoked or rescinded in any respect and are in full force and effect at the Closing Date; and

          (c) All other documents, instruments, payments and writings required to be delivered by the Purchaser to the Company or the Stockholders at the Closing pursuant to this Agreement or otherwise required or reasonably required in connection herewith.

                           ARTICLE III

                 REPRESENTATIONS AND WARRANTIES
            OF THE COMPANY AND PRINCIPAL STOCKHOLDERS

          To induce the Purchaser to enter into this Agreement, the Company and each of the Principal Stockholders hereby jointly and severally represents and warrants to the Purchaser as follows:

          Section 3.1    Organization and Standing; Corporate
Power; Authority.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, to own, lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company possesses all governmental licenses, franchises, rights and privileges required for the conduct of its business. The Company is not qualified to do business as a foreign corporation in any state or foreign jurisdiction, and no such qualification is required.

          (b) The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the board of directors of the Company and the resolutions adopted by the board of directors of the Company evidencing such authorization were duly and validly adopted, and have not been modified, revoked or rescinded in any respect and are in full force and effect. No other corporate action or proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby.

          (c) This Agreement constitutes a valid and binding obligation of the Company and each of the Principal
     Stockholders, enforceable against the Company and each of the Principal Stockholders in accordance with its terms.

          (d) The Company has furnished to the Purchaser true, complete and correct copies of the Articles of Incorporation, and all amendments thereto, as certified by the Secretary of State of the State of Virginia, and the By-Laws, each as presently in effect. The Company is not in violation of any of the provisions of the Articles of Incorporation or By-Laws. All minutes of the Company are contained in the minute book of the Company, a copy of which has been made available to the Purchaser for examination, and the minute book contains a complete and accurate record of the substance of all actions taken at all meetings of the Company's board of directors, of all committees thereof and of the Stockholders.

          Section 3.2 Capitalization; Share Ownership. The authorized capital stock of the Company consists solely of 15,000 Shares, of which 98 Shares are validly issued and outstanding, duly authorized, fully paid and nonassessable, and no Shares are held in the Company's treasury. All of the Shares are held by the Stockholders as set forth on Exhibits A and B hereto. There are no outstanding (i) securities convertible into or exchangeable for capital stock of the Company, (ii) options, warrants, calls or other rights to purchase or subscribe for capital stock of the Company or rights to acquire any such rights or (iii) contracts, commitments, agreements, understandings, arrangements or restrictions to which the Company or any Principal Stockholder is a party or by which it or he or she is bound relating to any shares of capital stock or other securities of the Company (including the Shares), other than this Agreement and the Option Agreement. Immediately prior to the Closing, the Principal Stockholders will lawfully own their Shares, of record and beneficially, free and clear of all liabilities, obligations, claims, liens, pledges, contractual rights, security interests, options, charges, encumbrances and restrictions of any kind whatsoever (except this Agreement and the Option Agreement) and shall transfer good, valid, marketable and indefeasible title in and to such Shares to the Purchaser.
          Section 3.3 Equity Investments. Schedule 3.3 sets forth a complete and correct list of each corporation, partnership or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest or right to acquire any equity interest. The Company has good and marketable title to all of the securities listed on Schedule 3.3 as owned by it free and clear of all liens, charges, encumbrances and rights of others, and there are no irrevocable proxies with respect to the securities listed on Schedule 3.3. Except as set forth on
Schedule 3.3, there are outstanding no subscriptions, options, convertible securities, warrants, calls or rights of any kind issued or granted by, or binding upon, the Company to purchase or otherwise acquire any security of, or equity interest in, any entity listed on Schedule 3.3. The Company does not own any note, bond, debenture or other evidence of indebtedness, and is not otherwise a creditor, of any entity listed on Schedule 3.3. The Company has no subsidiaries.

          Section 3.4 Consents; No Violation. Except as set forth on Schedule 3.4, neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with any of the provisions hereof, (i) violates or conflicts with, breaches, terminates or constitutes a default under the Articles of Incorporation or By-Laws, (ii) violates or conflicts with any statute or law or any rule, regulation, order, writ, award, judgment or decree of any court or governmental authority of any jurisdiction, affecting the Company,
(iii) violates or conflicts with, results in the breach or termination of, or constitutes a default under, any contract, commitment, mortgage, deed of trust, agreement, understanding, arrangement, lease, trust, license or restriction of any kind to which the Company is a party, or by which its assets are bound,
(iv) will cause, or give any persons valid grounds to cause (with or without notice, the passage of time or both), the maturity of any debt, liability or obligation of the Company to be accelerated, or will increase any such liability or obligation or will result in the imposition of any lien, encumbrance, charge or claim upon any of the Company's assets or (v) requires any filing with, the notification of, or the obtaining of any permit, authorization, consent or approval of, any third party, court or governmental or regulatory authority, foreign or domestic (collectively, the "Required Consents").

          Section 3.5 Financial Statements. The Company has previously delivered to the Purchaser copies of (i) the Company's most recent audited balance sheets, including those as of December 26, 1993 and December 25, 1994, and the related audited statements of earnings, stockholders' equity and cash flows for the years then ended, all of which have been audited by Grant Thornton L.L.P., independent public accountants for the Company, and (ii) the Company's most recent unaudited balance sheet and related unaudited statements of income (collectively, the "Financial Statements"). The Financial Statements (and the notes thereto): (i) present fairly, in all material respects, the Company's financial position and its results of operations and changes in financial position and cash flows, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and
(iii) reflect all necessary accruals and reserves.

          Section 3.6 No Undisclosed Liabilities. Except as disclosed on Schedule 3.6, the Company has no debts, liabilities or financial obligations (whether absolute, accrued, contingent or otherwise) which are not disclosed in the Financial Statements and the notes thereto as required by GAAP. The Company has no other liabilities or obligations of any nature which are not required by GAAP to be set forth in its balance sheet, whether absolute, accrued, contingent or otherwise, whether due or to become due, which are not reflected in such balance sheet and does not know of any basis for assertion against the Company of any such liability or obligation.

          Section 3.7 Absence of Certain Changes. Except as set forth on Schedule 3.7, there has not been since December 26, 1994:

          (a) an occurrence of any event, fact, conditional change or effect that is or could be adverse to the business, operations, results of operations, condition (financial or otherwise), assets, earnings, prospects or liabilities of the Company;

          (b) any loan made by the Company to any officer, director, employee or Stockholder, or any new agreement or agreement to enter into any or any change in any, compensation arrangement or agreement with any officer, director, employee, Stockholder or consultant (other than normal salary increases in the ordinary course of business for non-executive employees);

          (c) any declaration, payment or set aside for payment of any dividend or other distribution of assets of the Company to the Stockholders, or any of their affiliates, or any direct or indirect retirement, redemption, repurchase or other acquisition by the Company of any shares of its capital stock; provided, however, that as a Subchapter S corporation, the Company has paid dividends to its Stockholders in an amount not in excess of the earnings of the Company as disclosed on the Financial Statements;

          (d) any change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;
          (e) except for purchase orders in the ordinary course of business, any obligation or liability (absolute, accrued, contingent or otherwise) incurred in an aggregate amount of $5,000 or more with respect to any event or transaction or any series of related events or transactions by the Company;

          (f) any waiver, cancellation or compromise by the Company of a right or of a debt owed to it, or any delay or deferral of payment of accounts payable or other obligations of the Company or any acceleration of collection of receivables or other obligations due the Company;

          (g) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company;

          (h) any issuance, redemption or sale by the Company of its securities;

          (i) any sale, assignment, license or transfer of any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, codes, computer software programs, processes or other intangible assets by the Company;

          (j) any mortgage, pledge, lien, charge or other encumbrance, or grant to third parties of any rights to, any of the Company's tangible assets;

          (k) any change in any method of accounting, including but not limited to accounting principles or methods of application of said principles, or any business practice by the Company;

          (l) any damage, destruction or loss, whether or not covered by insurance, affecting the Company's properties or business;

          (m) any change in the relationship or course of dealing between the Company and any of its respective suppliers, vendors or customers;

          (n) any merchandise promotion programs involving discounted rental prices or terms involving reduced rental payments, any inducements to prepay or any programs or collection policies outside the ordinary course of business;

          (o) any programs by the Company which would result in an increased number of "rewritten" agreements (e.g., a rental agreement issued to a customer involving the same merchandise as contained in a predecessor agreement with the same customer) or any change in policies or programs regarding store sales, collection fees, reinstatement fees, processing fees, waiver fees, guaranteed replacement plan fees, or any other fees or revenue items;

          (p) other than in the ordinary course of business, any sale, lease, license, encumbrance or other disposition of, or any agreement to sell, lease, license, encumber or otherwise dispose of, any assets of the Company by any party;

          (q) except for purchase arrangements with employees in the ordinary course of business, any payment, loan or advance of any amount to or in respect of, or sold, transferred or leased any properties or assets (whether real, personal or mixed, tangible or intangible) to, or any agreement, arrangement or transaction with, any Stockholder, any of the officers, directors or employees of the Company, any affiliate or associate of any Stockholder, officer, director or employee of the Company or any business or entity in which any Stockholder, the Company, or any affiliate or associate of any such persons has any direct or indirect interest;

          (r) any transaction not in the ordinary course of business;

          (s) any settlement of non-insured litigation for amounts in excess of $5,000;

          (t) any grant of bonuses other than normal operating bonuses in the ordinary course of business;

          (u) any agreement to enter into, adoption, termination, amendment or increase in benefits paid or payable under any severance, termination, deferred, employee benefit or other agreement or arrangement with any officer, director, employee, Stockholder or consultant; or

          (v) any agreement or commitment by the Company to do any of the things described in this Section 3.7.

          Section 3.8  Taxes.  Except as set forth in Schedule 3.8,
(a) the Company has filed, been included in or sent, all returns, declarations and reports and information returns and statements re-quired to be filed or sent by or relating to it relating to any Taxes (as defined below) with respect to any income, properties or operations of the Company (collectively, "Returns"); (b) as of the time of filing, the Returns correctly reflected in all respects the facts regarding the income, business, assets, operations, activities and status of the Company and any other information required to be shown therein; (c) the Company has timely paid all Taxes that are due and payable, whether or not such Taxes were shown on any Return; (d) the Company has made or will make provision for all Taxes payable for any periods that end before the Closing for which no Returns have yet been filed and for any periods that begin before the Closing and end after the Closing to the extent such Taxes are attributable to the portion of any such period ending at the Closing; (e) the charges, accruals and re-serves for taxes reflected on the books of the Company are adequate to cover the Tax liabilities accruing or payable by the Company in respect of periods prior to the date hereof; (f) the Company is not delinquent in the payment of any Taxes or has not requested any extension of time within which to file or send any Return, which Return has not since been filed or sent; (g) no deficiency for any Taxes has been proposed, asserted or assessed against the Company (or any member of any affiliated or combined group of which the Company is or has been a member for which the Company could be liable); (h) the Company has not granted any extension of the limitation period applicable to any Tax claims; (i) the Company is not subject to liability for Taxes of any person (other than the Company), including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law; (j) the Company is not or has not been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which the Company is currently a member; (k) no claim has ever been made by an authority in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by that jurisdiction; (l) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Stockholder or other third party; (m) the Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 162 (as unreasonable compensation), Code Sec. 162(m) or Code Sec. 280G; and (n) Schedule 3.8 lists all Returns that currently are the subject of audit.

          "Taxes" means with respect to any person (i) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, value-added, windfall profits, custom duty or other tax, governmental fee, capital stock, social security (or similar), unemployment, disability, transfer, registration, alternative or add-on minimum, estimated or other like assessment or charge of any kind whatsoev-er, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) on such person and (ii) any liability of the Company for the payment of any amount of the type described in clause (i) as a result of being a member of an affiliated or combined group.

          Section 3.9 Real Property. The Company does not own any real property in fee simple. Schedule 3.9(a) sets forth a list of all real property leased by the Company (collectively, the "Properties"). The Company holds a good and valid leasehold title and estate in the Properties, in each case free and clear of all mortgages, deeds of trust, pledges, liens, security interests, claims, mechanic's or materialmen's liens, charges, easements, restrictive covenants, rights-of-way and other encumbrances. There are no eminent domain proceedings pending or threatened against any of the Properties.

          The Company hereby represents that:

          (a) All buildings, structures and equipment located on the Properties are structurally sound and are in good operating condition and repair (ordinary wear and tear excepted), and are usable in the ordinary course of business;

          (b) Except as set forth in existing title insurance policies and reports delivered to the Purchaser pursuant to
     Section 3.12 hereto, the Company has not received written notice (i) of any dispute from any contiguous boundary owners concerning contiguous boundary lines, (ii) that any of the Properties (or the buildings, structures or improvements thereon), or the Company's operations, violate the zoning or planning laws, ordinances, rules or regulations of the city, county or state in which they are located, or any building regulations or codes of such city, county or state, or land use laws or regulations applicable to the Properties, and that no such violations exist or (iii) of any claims of others to rights over, under, across or through any of the Properties by virtue of use or prescription;

          (c) All permits, approvals, authorizations or licenses required or necessary for the use of any of the Properties have been obtained and are in full force and effect;

          (d) The Company has not sublet, and is not subletting, all or any part of any of the Properties, and has not assigned all or any part of its interest in any of the leases;

          (e) Schedule 3.9(e) sets forth a list of all service and maintenance contracts affecting the Properties and all utility and management contracts affecting the Properties to which the Company is a party or to which the Properties are subject and which in any individual contract obligate the Company to pay more than $12,000 in any year. All such contracts are currently in full force and effect, and there is no default, or action or omission which with the giving of notice or passage of time or both would constitute a default thereunder. Copies of all such contracts have been delivered to Purchaser. In addition, the Company has previously delivered to the Purchaser copies of the most recently issued bills for real estate tax assessments against any or all of the Properties;

          (f) All the Properties are free and clear of any agreements to sublease (or to grant an assignment of lease), options to sublease (or to grant an assignment of lease) or rights of first refusal relating thereto. All real property with respect to which the Company has an agreement to purchase, lease or sublease, option to purchase, lease, or sublease or right of first refusal relating thereto is set forth on Schedule 3.9(f);

          (g) All the Properties are currently zoned in the zoning category which permits operation of said properties as now used, operated and maintained. The Company has not requested, applied for, or given consent to, and there are no pending zoning variances or changes with respect to any of the Properties. The consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing, and if the improvements on the Properties are damaged or destroyed subsequent to Closing, the repair or replacement of the same by Purchaser to the condition existing immediately prior to Closing will not violate applicable zoning ordinances (assuming there has been no change in such zoning ordinances);

          (h) All buildings, structures or improvements owned and/or leased by the Company on any of the Properties are located entirely within the property boundary lines of the Properties and do not encroach onto adjoining lands, and there are no encroachments of buildings, structures or improvements from adjoining lands onto the Properties;

          (i) The Properties (i) currently have access to, at or within their property boundary lines to all gas, water, electricity, storm sewer, sanitary sewer, telephone and all other utilities necessary or beneficial to the current operation of the Properties, and all of such utilities are adequate and sufficient for the current operation of the Properties and (ii) are contiguous to and have vehicular and pedestrian access to and from physically open and publicly dedicated public streets;
          (j) Except as set forth on Schedule 3.9(j), and except for repair and maintenance in the ordinary course of business, no construction, improvements, or expansion is currently on-going at any of the Properties;

          (k) The Company holds a valid leasehold estate pursuant to each lease by which the Properties are leased, as shown on
     Schedule 3.9(a), and enjoys peaceful and undisturbed possession thereunder. The Company has previously delivered to the Purchaser complete and accurate copies of all such scheduled leases. All such leases are valid, binding, and enforceable in accordance with their terms, and are in full force and effect, the Company has complied with all obligations thereunder, and there are no existing defaults by the Company and there are no existing defaults by any other party thereunder. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. All such leases shall continue in full force and effect (without default) after the Closing and consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party;

          (l) The Company has not received written notice of any pending, proposed or threatened proceedings or governmental or quasi-governmental actions to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or otherwise to take or restrict the right to use or occupy, any of the Properties; and

          (m) The Company has not received notification that it is in violation of any applicable antipollution, health or other law, ordinance or regulation in respect of its structures or their operation, which violation remains uncured, and no such violation exists.

          Section 3.10   Intellectual Property.

          (a) Schedule 3.10 contains an accurate and complete description of all domestic and foreign patents, patent applications, patent licenses, shop rights, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, logos, trade names, assumed names, copyright registrations and applications therefor, which are used by the Company, or which are presently owned or held by the Company or under which the Company owns or holds any license, or in which the Company owns or holds any direct or indirect interest, other than those rights granted or licensed by Purchaser (collectively, the "Intellectual Property Rights"). Schedule 3.10 further sets forth: (i) the nature of such Intellectual Property Rights; (ii) the owner of such Intellectual Property Rights;
     (iii) the jurisdiction by or in which such Intellectual Property Rights has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company, or any other person or entity is authorized to use such Intellectual Property Rights, process, design, invention, know-how, trade secret or other proprietary information (collectively, the "Company Intellectual Property").

          (b) Except as set forth on Schedule 3.10, the Company does not infringe or unlawfully or wrongly use any patent, trademark, trade name, service mark, copyright, trade secret, confidential or proprietary right or any similar rights owned or claimed by another.

          (c) Except as set forth in Schedule 3.10, the Company does not know of any use that has been or is now being made by another of the Company Intellectual Property or that would infringe such rights.

          (d) Except as set forth on Schedule 3.10, the Company is the sole and exclusive owner of or possesses valid licenses and rights to use all Company Intellectual Property necessary to conduct the businesses of the Company as are currently being conducted.

          (e) Except as set forth on Schedule 3.10, the Company has not sold, licensed or otherwise disposed of or transferred or granted any interest in the Company Intellectual Property. The Company has taken all reasonable measures, which may or may not have included the institution of litigation, to maintain and protect the Company Intellectual Property and all such rights remain valid and enforceable.

          (f) Except as set forth on Schedule 3.10, no claims have been asserted by any person to the use or validity of any of the Company Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto, and there is no valid basis for any such claim. None of the Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any other person or entity. Except as set forth on
     Schedule 3.10, the Company has not entered into any agreement to indemnify any other person or entity against any charge of infringement of any Company Intellectual Property.

          Section 3.11 Absence of Litigation. Except as disclosed in Schedule 3.11, as of the date hereof, there is no action, suit, claim, investigation or proceeding pending or threatened, nor is there any valid basis for any claim, against the Company or any of its property before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official. Except as disclosed on Schedule 3.11, as of the date hereof, there is no action, suit, claim, investigation or proceeding pending or threatened, nor is there any valid basis for any claim, against the Company or any of its property before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which (i) challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or (ii) alleges criminal action or inaction. Except as disclosed on Schedule 3.11, as of the date hereof, neither the Company nor any of its property is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby.

          Section 3.12   Insurance.

          (a) Schedule 3.12(a) sets forth a complete and correct list of all insurance policies (including a brief summary of the nature and terms thereof and any amounts paid or payable to the Company thereunder, their respective expiration dates, deductibles and stop-loss thresholds) providing coverage in favor of the Company or any of its respective properties.
     Each such policy is valid, in full force and effect and will remain in full force and effect at least through the respective dates set forth in Schedule 3.12(a) without the payment of additional premiums other than additional premiums in the ordinary course of business prior to the Closing. No notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy.

          (b) The Company has insurance in an amount and of a type normal in the ordinary course for businesses similar to the Company. Other than as set forth on Schedule 3.12(b), the Company has not received notice of any proposed increase in premiums or deductible amounts, decrease in coverage or termination of any policy.

          Section 3.13   Accounts Receivable; Inventory; Motor
Vehicles; Assets Necessary to Business.

          (a) Accounts Receivable. The Company has no accounts or notes receivable.

          (b) Inventory. The Company has inventory, including, without limitation, supplies, of a quantity and quality sufficient to conduct, and reasonably related to the needs of, its business. Except for inventory in repair which shall not exceed 400 units of inventory, all of the Company's inventory is in good working order and rentable condition.

          (c) Motor Vehicles. All of the Company's vehicles are listed on Schedule 3.13(c). The Company expressly warrants
     (i) that such vehicles, subject to ordinary wear and tear, are mechanically sound and are in good working order and condition to perform in the manner needed for the operation of the Company's business; (ii) are in good cosmetic condition, so as to convey the high quality image of the Company's business;
     (iii) are in compliance with all applicable statutes, ordinances and regulations, including, without limitation, those related to safety; and (iv) are owned by the Company free and clear of all liens, security interests, encumbrances or other restrictions on title.

          (d) Assets Necessary to Business. Except as described on Schedule 3.13(d), the Company has good, valid, indefeasible and marketable title to all properties and assets, real, personal and mixed, tangible and intangible, and is a party to all leases, licenses and other agreements, currently being used or that are reasonably necessary to permit it to carry on its businesses and operations as presently conducted.

          Section 3.14   Employee Benefits.

          (a) Schedule 3.14(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, dental, life, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension, savings or retirement plan, program, agreement or arrangement, plans within the meaning of section 125 of the Code, retiree medical plans and any trust fund, plan, program or arrangement funding any plan (including any voluntary employee beneficiary association within the meaning of section 501(c)(9) of the Code), and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or terminated employee of the Company or any ERISA Affiliate (the "Plans"). Schedule 3.14(a) identifies each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA (the "ERISA Plans").

          (b) With respect to each Plan, the Company has hereto-fore delivered to Purchaser true and complete copies of each of the following documents (to the extent applicable):

               (i)  a copy thereof;

               (ii) a copy of the three most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions;

               (iii) a copy of the most recent actuarial report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 106, Employer's Accounting for Non-Pension Postretirement Benefits;

               (iv) a copy of the most recent Summary Plan
          Description, summaries of all modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Plans;

               (v)  copies of any insurance contracts and
          administrative service contracts;

               (vi) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial state-ments thereof;

               (vii) the most recent determination letter re-ceived from the Internal Revenue Service with respect to each Plan intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and any pending determination letter request; and

               (viii)    Schedule 3.14(a) also shall contain a
          written description of all communications regarding any Plan to employees or former employees who may be affected by this transaction.

          (c) Neither the Company nor any ERISA Affiliate or predecessor maintains or has ever maintained a plan which is or was subject to (i) the minimum funding requirements of ERISA or the Code or (ii) Title IV of ERISA.

          (d) Neither the Company, nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could be in violation of sections 404, 405, or 406 of ERISA or could be subject to either a civil penalty assessed pursuant to section 409, 502(i) or 502(l) of ERISA or a Tax imposed pursuant to section 4975 or 4976 of the Code.


          (e) No ERISA Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any ERISA Plan a plan described in section 4063(a) of ERISA. Neither the Company nor any ERISA Affiliate or predecessor has ever maintained, contributed to or been required to contribute to a "multiemployer pension plan" as defined in section 3(37) of ERISA.

          (f) Each Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

          (g) Each ERISA Plan intended to be qualified within the meaning of section 401(a) of the Code and each related trust intended to be qualified within the meaning of section 501(a) of the Code has been established and operated so as to be qualified and tax-exempt under such sections. Nothing has occurred or, in connection with the transactions contemplated by this Agreement, will occur, which would adversely affect the qualified status of such plans and trusts. In the event the Company (or any affiliated entity) sponsors or maintains a voluntary employee beneficiary association within the meaning of section 501(c)(9) of the Code, all necessary governmental approvals for obtaining tax exempt status have been obtained, and such determination letter is dated on or after January 1, 1985.

          (h) No amounts payable under the Plans as a result of or in connection with the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by application of section 162(m), section 280G or section 404 of the Code.

          (i) Except as set forth on Schedule 3.14(i), no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA).

          (j) Except as provided in Schedule 3.14(j), the consum-mation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unem-ployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          (k) There are no pending or threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan
     (other than routine claims for benefits).

          (l) The Company has reserved the right to amend or terminate any Plan.

          (m) Neither the Company nor any ERISA Affiliate has announced any plan or legally binding commitment to create any additional Plans which are intended to cover employees or former employees of the Company or any ERISA Affiliate or to amend or modify any existing Plan which covers or has covered employees or former employees of the Company or any ERISA Affiliate.

          (n) No event has occurred in connection with which the Company or any ERISA Affiliate or any Plan, directly or indirectly, could be subject to any liability (i) under any statute, regulation or governmental order relating to any Plans or (ii) pursuant to any obligation of the Company or any ERISA Affiliate to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Plans.

          Section 3.15 Contracts and Commitments. Schedule 3.15 contains a true and complete list of (i) all agreements and other commitments for the purchase of any materials or supplies; (ii) all employment and consulting agreements; (iii) all license agreements with third parties; (iv) other than rental agreements with customers, all leases, whether for real property or personal property; (v) all loan agreements, mortgages or indentures; (vi) all agreements, arrangements or commitments with any director, officer, employee, Stockholder or beneficial owner of any of the shares or any of their affiliates; and (vii) all other arrangements, commitments and understandings (written or oral) to which the Company is a party or by which it or its properties are bound that require (or that the Company has reason to believe it will require) payment by any party to the agreement, commitment or understanding of, or the performance by any party to the agreement, commitment or understanding of services having a value of, more than $5,000 individually. True and complete copies of the Company's agreements, commitments and understandings, or in the case of unwritten agreements, commitments and understandings, summaries thereof, referred to in Schedule 3.15 (collectively, the "Commitments") have been delivered to Purchaser.

          Except as set forth in Schedule 3.15, (i) all of the Commitments are valid, binding and enforceable and in full force and effect in accordance with their respective terms and there is no existing default that would permit the other party to a Commitment to terminate the Commitment, not to perform its obligations under the Commitment or accelerate the payment of money, and no condition exists that, with notice or lapse of time or both, would constitute a default on any Commitment, by the Company or any other party under any Commitment; (ii) all of the respective parties' covenants and obligations under all Commitments accrued to date have been performed; (iii) no party has made or asserted or has any defense, setoff or counterclaim under any Commitment; (iv) the Company has no notice that any party under any Commitment has exercised any option granted to it to cancel or terminate its Commitment, to shorten the term of its Commitment or to renew or extend the term (other than automatic renewals) of the Commitment and the Company has not received any notice of termination of any Commitment; (v) the Company has not received any notice (written or otherwise) of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Commitments; and (vi) no Commitment is the subject of, or has been threatened to be made the subject of, any arbitration, suit or other legal proceeding. Except as noted on
Schedule 3.15, every contract listed on such schedule may be assigned or otherwise transferred pursuant to this Agreement or the transactions contemplated hereby without the consent of any third party.

          Section 3.16   Labor Matters.  Except as set forth in
Schedule 3.16, the Company is not a party to any collective bar-gaining or other labor union contract or labor union agreement applicable to persons employed by the Company, no collective bar-gaining agreement is being negotiated by the Company and no activi-ties or proceedings of any labor union are being held to organize any of its respective employees. There is no labor dispute, strike or work stoppage against the Company pending or threatened which may interfere with the respective business activities of the Company. The Company is in compliance with all federal, state and local laws, including without limitation the rules and regulations of the Department of Labor and the Office of Federal Contract Compliance Programs, respecting employment and employment practices, terms and conditions of employment and wages and hours and not engaged in any unfair labor practice. There is no unfair labor practice complaint against the Company pending or threatened before the National Labor Relations Board. Except as set forth on
Schedule 3.16, no charges with respect to or relating to the Company are threatened or pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the enforcement of labor or employment laws or for the conduct of an investigation of or relating to the Company and no such investigation is in process.

          Section 3.17   Compliance.  Except as set forth on
Schedule 3.17, the Company is not in violation of, has not violated, and has not received any notification of any asserted present or past failure to comply with, any applicable provisions of (i) any laws, rules, statutes, orders, ordinances or regulations or (ii) any note, bond mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company is a party or by which the Company or its property is bound or affected.

          Section 3.18   Environmental Matters.

          (a) Except as set forth in Schedule 3.18, the Company is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company of all permits and other governmental authoriza-tions required under applicable Environmental Laws, and compliance with the terms and conditions thereof).

          Except as set forth on Schedule 3.18, the Company has not received any communication (written or oral), whether from a governmental authority, private party, citizens group, employee or otherwise, that alleges that the Company is not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents that would prevent or interfere with such compliance in the future.

          (b) Except as set forth in Schedule 3.18, there is no Environmental Claim pending or threatened against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

          (c) Except as set forth in Schedule 3.18, there are no past or present actions, activities, circumstances, condi-tions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Material) which could form the basis of any Environ-mental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

          (d) Except as set forth in Schedule 3.18, the Company has not, and no other person has, Released, placed, stored, buried or dumped Hazardous Materials on, beneath or adjacent to any property owned, operated or leased or formerly owned, operated or leased by the Company, and the Company has not received notice that it is a potentially responsible party for the Cleanup of any property, whether or not owned or operated by the Company.

          (e) The Company has delivered to Purchaser true, com-plete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company pertaining to Hazardous Materials in, on, beneath or adjacent to the property owned or leased by the Company or regarding the Company's compliance with applicable Environmen-tal Laws.

          (f) Except as set forth in Schedule 3.18, no transfers of permits or other governmental authorizations under Environ-mental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Company or its successors, as the case may be, to be in full compliance with all applicable Environmental Laws for the period immediately following the transactions contemplated hereby, as conducted by the Company immediately prior to the date hereof. To the extent that such transfers or additional permits and other governmental authorizations are required, the Company agrees to use reasonable best efforts to effect such transfers and obtain such permits and other governmental authorizations at the time such transfers, permits and other governmental authorizations are required by law.

          (g) The following terms as used in this Section 3.18 shall have the following meanings:

          "Cleanup" means all actions required by governmental entities or Environmental Laws to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment;
     (3) perform preremedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state, local and foreign laws, regulations and ordinances relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, sur-face water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, dis-tribution, use, treatment, storage, Release, disposal, trans-port or handling of Hazardous Materials and all laws, regulations and ordinances with regard to recordkeeping, noti-fication, disclosure and reporting requirements respecting Hazardous Materials.

          "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency
     Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

          "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          Section 3.19   Employees.  Except as set forth on
Schedule 3.19, the Company (i) has not been informed of any current plans of any home office or multi-unit management personnel of the Company to terminate their employment with the Company, (ii) agrees that employees of the Company have no greater rights upon termination as a result of this Agreement and the transactions contemplated herein and (iii) agrees to use its reasonable best efforts to ensure that this Agreement and the transactions contemplated herein will not cause the termination of any employees of the Company.

          Section 3.20 Licenses and Permits. The Company has obtained all licenses, product and establishment registrations, franchises, permits, easements, certificates, consents, rights and privileges necessary or appropriate to the conduct of the Company's business (collectively, the "Licenses," all of which are set forth on Schedule 3.20). The Licenses are valid and in full force at the Closing and will remain valid and in full force from and after the Closing.

          Section 3.21 Products Liability. Except as set forth on the Company's form customer agreements listed on Schedule 3.21, the Company has not given or made any warranties to third parties with respect to any products rented or sold by it except for the warranties imposed by the provisions of the applicable commercial codes. The Company has no knowledge of any state of facts or the occurrence of any event forming the basis of any present claim against the Company for product liability on account of any express or implied warranty which is not fully covered by insurance.

          Section 3.22 Bank Accounts. Schedule 3.22 sets forth the names and locations of all banks in which the Company has an account or safe deposit box, the amounts therein or the contents thereof, and the names of all persons authorized to draw thereon or have access thereto.

          Section 3.23 Seller's Documentation. All documents supplied by the Company to the Purchaser for the Company's business including customer agreements, payment cards, ledgers and similar records, and other information related to the Company's business are true, accurate and complete.

          Section 3.24 Disclosure. Schedule 3.24 lists any information, of which management of the Company is aware, that is
(a) material to the business of the Company or to the transactions contemplated by this Agreement, and (b) not already disclosed in the Schedules hereto or in any representation or warranty to the Purchaser contained in this Agreement.

          Section 3.25 No Finder's Fee. The Company has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Purchaser and the Stockholders harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser and the Stockholders, or any of their respective employees or representatives (as applicable), is responsible.

          Section 3.26 Amount of Notes. The amount of the Notes (as defined in Section 6.9 hereof) as of the date of this Agreement is $1,575,000.

                           ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

          Each of the Stockholders severally represents and warrants to the Purchaser, with respect to the Shares to be sold by such Stockholder, as follows:

          Section 4.1 Authorization and Valid and Binding Agreement. The Stockholder has all requisite power and authority to execute and deliver this Agreement, to sell and convey the Shares to be sold by such Stockholder hereunder and to carry out and perform its obligations under the terms of this Agreement. All proceedings, if any, required to be taken by the Stockholder to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken, or will be taken prior to the Closing. This Agreement has been duly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder.

          Section 4.2 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement by such Stockholder and the sale and transfer of the Shares to be sold by such Stockholder pursuant to the terms hereof, will not result in (i) any violation or breach of any term of such Stockholder's charter documents, if any, (ii) any violation or breach by such Stockholder of any term of any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation to which such Stockholder is a party or by which such Stockholder is bound, (ii) any conflict with or default under any such term or (iii) the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of such Stockholder.

          Section 4.3 Governmental Consents. No consent, approval or authorization of, or designation, declaration or filing with, any federal or state governmental authority in the United States is required on the part of such Stockholder in connection with the valid sale and transfer of the Shares to be sold by such Stockholder hereunder or the consummation of any other transaction contemplated hereby.

          Section 4.4 No Finder's Fee. Such Stockholder has retained no finder or broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Company, Purchaser and the other Stockholders harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, Purchaser, and the other Stockholders, or any of their respective employees or representatives (as applicable), is responsible.

          Section 4.5 Good Title. Such Stockholder has, and on the Closing Date will have, good, valid, marketable and indefeasible title to the Shares proposed to be sold by such Stockholder hereunder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment at the Closing of the amount to be paid with respect to such Shares at the Closing, Purchaser will acquire good, valid, marketable and indefeasible title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

          Section 4.6 Legal Representation. Each Stockholder acknowledges that both the Company and the Purchaser are represented by separate legal counsel and that such Stockholder has been advised he or she may wish to consult independent legal counsel with regard to the transactions contemplated by this Agreement. Such Stockholder further acknowledges that he or she has had the opportunity to consult with such independent legal counsel or has chosen not to do so.


                            ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Company and each of the Stockholders as follows:

          Section 5.1    Organization.  The Purchaser is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

          Section 5.2 Authorization. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the board of directors of the Purchaser and the resolutions adopted by the board of directors of the Purchaser evidencing such authorization were duly and validly adopted, and have not been modified, revoked or rescinded in any respect and are in full force and effect. No other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the transactions contemplated hereby.


          Section 5.3    Valid and Binding Agreement.  This
Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

          Section 5.4 Consents; No Violation. Except as set forth on Schedule 5.4, neither the execution nor the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance with any of the provisions hereof, by the Purchaser (i) violates any statute or law or any rule, regulation, order, award, judgment or decree of any court or governmental authority, affecting the Purchaser, (ii) violates or conflicts with, or constitutes a default under any contract, commitment, agreement, understanding, arrangement, trust or restriction of any kind to which the Purchaser is a party, by which it is bound or which otherwise in any way affects it, (iii) will cause, or give any persons valid grounds to cause (with or without notice, the passage of time or both), the maturity of any debt, liability or obligation of the Purchaser to be accelerated, or will increase any such liability or obligation, (iv) requires any filing with, the notification of, or the obtaining of any permit, authorization, consent or approval of any third party or governmental or regulatory authority, foreign or domestic or (v) violates or conflicts with or constitutes a default under the certificate of incorporation or by-laws, as amended, of the Purchaser.

          Section 5.5    Availability of Funds.   Purchaser will
have available at the Closing sufficient funds to enable it to consummate the transactions contemplated by this Agreement and the Option Agreement.

          Section 5.6    Absence of Litigation.   As of the date
hereof, there is no action, suit, claim, investigation or proceeding pending or threatened against, Purchaser or any of its property before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. As of the date hereof, neither Purchaser nor any of its property is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby.


                           ARTICLE VI

                            COVENANTS

          Section 6.1 Conduct and Preservation of Business. The Company and the Stockholders agree with the Purchaser that, except as contemplated by this Agreement, from the date hereof until the Closing Date, unless otherwise consented to by the Purchaser in writing, the Company will conduct its business diligently, in the ordinary course and consistent with past practice. The Company will not create any subsidiaries. The Company will use its best efforts to assure the preservation of the business organization, maintain the quantity and quality of its customer rental agreements, and preserve the assets and the operating staff of the Company. The Company will conduct its business in a fiscally sound manner as approved by the Purchaser. The Company will continue all practices, policies, procedures and operations relating to the business in the same manner as heretofore conducted; provided, however, that any change in policies, practices, procedures or operations relating to the disposition of cash or other assets must be approved by the Purchaser. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or with the prior written consent of Purchaser, from the date hereof to the Closing Date, the Company will not:

          (a) incur any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except to the extent approved by the Purchaser, or make any loans, advances or capital contributions to, or investments in, any other person;

          (b) permit any change in any accounting principles, or methods of application of said principles, or practices used by it;

          (c) pay, discharge or satisfy any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) except in the ordinary course of business consistent with past practices;

          (d) permit or allow any of its properties or assets (whether real, personal or mixed, tangible or intangible) to be mortgaged, pledged or subjected to any lien or encumbrance, or pledge or otherwise encumber shares of capital stock of the Company;

          (e) acquire, sell, lease, distribute or dispose of any assets outside the ordinary course of business, including but not limited to any write-down of the value of any inventory, or write-off as uncollectible any notes or accounts receivable or any portion thereof or cancel or release any debts or claims, or waive any rights of substantial value or sell, transfer or convey any of its properties or assets (whether real, personal or mixed, tangible or intangible);

          (f) enter into, adopt, amend or terminate any bonus, profit sharing, 401(k) plan, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, employee or Stockholder, or increase in any manner the compensation or benefits of any director, officer, employee or Stockholder (other than normal salary increases in the ordinary course of business for non-executive employees) or pay any benefits not required by any plan or arrangement as in effect as of the date hereof; provided, that the Company may pay accrued bonus amounts as such accrued bonus amounts become due and payable in accordance with the terms of any plan or arrangement as in effect as of the date hereof; provided, that such bonus amounts may be paid only when due and may not be accelerated;

          (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) authorize any capital expenditures or commitments in excess of $5,000 individually; (iii) settle any litigation for amounts in excess of $5,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (h) declare, pay or make, or set aside for payment or making, any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock or other securities, or split, combine or reclassify any shares of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities; provided, however, that as a Subchapter S corporation, the Company shall pay dividends to the Stockholders in the amount of its earnings prior to but not after December 31, 1995 so long as the Company meets the $4,000,000 Total Equity requirement at December 31, 1995; provided, further, that John Slaymaker and Dan Taylor must have agreed upon the amount of such earnings for the month of December 1995 and payment shall be made not later than January 31, 1996;

          (i) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights);

          (j) delay or defer payment of accounts payable or other obligations of the Company or accelerate collection of receivables or other obligations due the Company;
          (k) pay, distribute, loan or advance any amount to or in respect of, or sell, transfer or lease any properties or assets (whether real, personal or mixed, tangible or intangible) to, or enter into any agreement, arrangement or transaction with, any Stockholder, any of the officers or directors of the Company, any affiliate or associate of any Stockholder, the Company or any of their respective officers or directors, or any business or entity in which any Stockholder, or any affiliate or associate of any such persons has a direct or indirect interest;

          (l) make any Tax election or settle or compromise any Tax liability;

          (m) terminate or voluntarily suffer the termination of any contract, lease, agreement or license, or fail to perform all of its obligations or suffer or permit any default to exist under, any contract, lease, agreement or license; provided, that rental agreements, trash hauling agreements, security service agreements and pest control agreements can be terminated in the ordinary course of business;

          (n)  amend the Articles of Incorporation or By-Laws;

          (o) take any action outside of the ordinary course of business, including but not limited to making any unauthorized distributions; or

          (p) agree, whether in writing or otherwise, to take any action prohibited in this Section 6.1.

          Section 6.2    Access to Information.

          (a) Subject to applicable law and the agreements set forth in Section 6.2(b), between the date hereof and the Closing Date, the Company will give Purchaser and its counsel, financial advisors, auditors and other authorized representa-tives reasonable access to all employees, landlords, suppliers, customers, vendors, plants, offices, warehouses and other facilities and to all books and records of the Company, will permit Purchaser and its counsel, financial advisors, auditors and other authorized representatives to make such in-spections as Purchaser may reasonably require and will cause the Company's officers to furnish Purchaser or its representa-tives with such financial and operating data and other information with respect to the business and properties of the Company as Purchaser may from time to time reasonably request. No investigation pursuant to this Section 6.2(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereunder.

          (b) Purchaser will keep confidential and not divulge (except to its employees, counsel, accountants and other advisors who need to know such information in connection with this Agreement) any material confidential information obtained by it regarding the business and finances of the Company; provided, however, that this prohibition will not include any information (i) known generally to the public, (ii) accessible to third parties on an unrestricted basis or (iii) of a type generally considered nonconfidential by persons engaged in the same or similar business.

          Section 6.3 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Purchaser and the Company shall cooperate with one another (i) in determining whether action by or in respect of, or filing with, any governmental body, agency, official or authority (either domestic or foreign) is required, proper or advisable or any actions, consents, waivers or approvals are required to be ob-tained from parties to any contracts, in connection with the transactions contemplated by this Agreement and (ii) in timely seeking to obtain any such actions, consents and waivers and to make any such filings. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

          Section 6.4 Public Announcements. Purchaser, on the one hand, and the Company and the Stockholders, on the other hand, will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement, and shall not issue any such press release prior to such consultation, except as may be required by applicable law or by applicable rules of any securities exchange.

          Section 6.5 Notification of Certain Matters. The Company and the Stockholders shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company and the Stockholders, upon becoming aware of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate, (ii) any fact which was in existence on the date of this Agreement and, if known on such date, would have been required to be set forth as described on the Schedules hereto, and (iii) any failure of the Company and the Stockholders, on the one hand, or Purchaser, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section
6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 6.6  No Solicitation.

          (a) The Company and the Stockholders are not engaged in and will not engage in any discussions or negotiations with any third parties with respect to any Acquisition Proposal (as defined below). Neither the Company nor the Stockholders shall, directly or indirectly, through any officer, director, employee, representative or agent (as applicable), (i) solic-it, initiate or encourage any inquiries or proposals that constitute, or would lead to, a proposal or offer for a sale of the Common Stock, a merger, consolidation, business combination, sale of substantial assets, sale of a substantial percentage of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company, other than the transactions contemplated by this Agreement and the Option Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal.

          (b) The Company or the Stockholders shall notify Purchaser immediately (in no case later than 12 hours) after receipt by the Company or the Stockholders of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company or the Stockholders that it is considering making, or has made, an Acquisition Proposal. Such notice shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          Section 6.7 Insurance. The Company shall maintain the insurance coverage specified in Section 3.12 hereto in full force and effect through the Closing.

          Section 6.8    Employment Agreement.  Prior to the
Closing, the Purchaser will offer to enter into an employment agreement with A. Tracy Burton.

          Section 6.9 Repayment of Notes. Effective immediately after the Closing Date, the Purchaser shall repay to the Stockholders all outstanding obligations between the Company and the Stockholders for borrowed money (including principal and interest) (the "Notes"), the principal of which the Company and the Stockholders have represented will be $1,312,500.

          Section 6.10 Consents of Third Parties. The Company shall obtain, prior to Closing, consents of all third parties to change of control of the Company with respect to all leases, licenses, product and establishment registrations, contracts and commitments that require such consents.

          Section 6.11 Taxes. The Stockholders shall be responsible for payment of Taxes, including any and all income taxes, sales taxes, use taxes and personal property taxes related to periods through the Closing Date including taxes arising out of this transaction, such payments to be made in whole or in part, but no later than such time as such taxes become due and payable.

          Section 6.12 Waiver of Right of First Refusal. The Company and the Stockholders agree to waive all of their rights pursuant to Article V of the Articles of Incorporation, including any waiting periods or written notification, and to give any consents which may be required to effectuate the transactions contemplated hereby. The Company and the Stockholders agree to waive all of their rights pursuant to the Stockholder Agreements dated December 30, 1991, by and between the Company and each of the Stockholders.

          Section 6.13. Additional Tax Matters.

               (a)  Limited Indemnity.  The Company and the
Purchaser, jointly and severally, agree to indemnify and hold each Stockholder harmless from the assessment of additional income taxes against the Stockholders arising from any income tax deduction taken on the Company's tax returns which is disallowed with respect to a tax period of the Company ending on or prior to the Closing Date (but only to the extent such disallowance relates to a determination that the Company is not entitled to use the income forecast method of depreciation) and allowable to the Company or Purchaser in a later tax period. This indemnity will be limited to the amount of income taxes assessed against the Stockholders for tax periods of the Company ending on or prior to the Closing Date arising from disallowances described in this paragraph, and this indemnity will not include interest or penalties assessed against the Stockholders.

               (b) Control of Audits and Litigation. With respect to any proposed tax liability relating to the Company (the "Liability"), the party authorized under applicable law to settle, compromise or dispose of the Liability (the "Controlling Party") may not settle, compromise or otherwise dispose of the Liability without first notifying the non-Controlling Party in writing of (i) the Liability and (ii) the Controlling Party's proposal for settling, compromising or disposing of the Liability; provided, however, this paragraph (b) shall apply only if such settlement, compromise or other disposition would have a detrimental effect on the non-Controlling Party (including, without limitation, either
(A) the situation in which a taxing authority challenges a position taken on the Controlling Party's tax return and a similar issue may arise in a taxable period, or a portion of a taxable period, for which the non-Controlling Party bears ultimate responsibility for taxes or (B) the situation in which a taxing authority has proposed an adjustment relating to a tax liability with respect to which the non-Controlling Party may have payment responsibility under paragraph (a) above or Section 9.1 below). After the Controlling Party has provided such written notice (the "Liability Notice"), the Controlling Party and the non-Controlling Party shall cooperate as to how the Liability will be handled, answered, defended, compromised or settled. The Controlling Party, however, agrees to contest the Liability at the level of the auditing agent and to further pursue the contest, as the non-Controlling Party shall reasonably request in writing, provided, that within 30 days after receipt of the Liability Notice by the non-Controlling Party, (A) the non-Controlling Party shall have requested that the Controlling Party contest the Liability, and (B) the non-Controlling Party shall have agreed to indemnify the Controlling Party in a manner reasonably satisfactory to the Controlling Party for any loss (including interest on taxes and outside counsel and independent accountant fees and expenses) incurred by the Controlling Party as a result of the contest of the Liability. For purposes of determining the loss incurred by the Controlling Party as a result of the contest of the Liability, it shall be assumed that, in the absence of the contest, the Controlling Party would have settled or disposed of the Liability in accordance with the proposal set forth in the Liability Notice.

          (c) Termination of Subchapter S Status. The parties agree that the Subchapter S election of the Company will be properly terminated (pursuant to a revocation under Section
1362(d)(1) of the Internal Revenue Code) such that the last day of the Company's Subchapter S tax year will be December 31, 1995.

                           ARTICLE VII

                       CLOSING CONDITIONS

          Section 7.1    Conditions to the Obligations of the
Purchaser. All obligations of the Purchaser hereunder are subject to the fulfillment, prior to or at the Closing, unless waived by the Purchaser, of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties made by the Company and by the Stockholders in this Agreement (as supplemented pursuant to Section 6.5 of this Agreement) shall be true and correct as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time, and Purchaser shall have received a certification of the Company signed by the president and both vice presidents of the Company to that effect dated the Closing Date;

          (b) Performance. The Company and the Stockholders shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by them on or prior to Closing;

          (c) Resignations of Directors. The directors and officers of the Company immediately prior to the Closing shall have resigned effective as of the Closing;

          (d) Approvals and Consents. All governmental and third party approvals and consents required to be obtained by the Company or the Stockholders for consummation of the transactions contemplated by this Agreement shall have been obtained at or prior to Closing. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or terminated;

          (e) Opinion of Counsel. Purchaser shall have received an opinion of counsel to the Company, dated the Closing Date, in the form of Exhibit C hereto and satisfactory to Purchaser and its counsel;

          (f) Condition of Company. The Purchaser shall have determined, in its sole discretion, that as of the Closing Date, the business, operations, results of operations, condition, assets, prospects and liabilities of the Company are such that the acquisition of the Company pursuant to and in accordance with the terms of this Agreement is in the best interest of the Purchaser; provided that in making such determination the Purchaser shall not be subject to any requirement of reasonableness;

          (g) No Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction or other order shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction within the United States which prohibits or makes illegal the transactions contemplated by this Agreement;

          (h) Total Equity. The Total Equity of the Company, as of November 26,1995, was at least $4,000,000. As used herein, "Total Equity" means the Company's stockholders' equity, calculated in a manner consistent with the Financial Statements of the Company. Prior to the Closing Date Purchaser shall have verified that the Total Equity amount as of November 26, 1995 was as required above;

          (i) Reasonable Expenses. The Purchaser agrees that the Company may pay and/or account for its reasonable transaction expenses, including but not limited to, attorneys' fees, accounting fees, and financial advisor fees (collectively, "Reasonable Expenses"), which shall not exceed the remainder of $250,000 less the amount of expenses paid under Section 6.3(f) of the Agreement and Plan of Merger dated September 25, 1995 (the "Merger Agreement"), by and among Advantage Companies, Inc., a Delaware corporation ("Advantage"), the Purchaser and THORN Acquisition Corp., a Delaware corporation ("THORN");

          (j) Officers' Certificates and Other Closing Deliveries. The officers of the Company shall have executed and delivered to the Purchaser the officers' certificates and any other documents required by Section 2.2 hereof;

          (k)  Lawsuit Dismissal.    All counterclaims relating to
     the lawsuit captioned as Case No. 94 C 3532, THORN Americas, Inc. v. COMCOA, Inc.; Tidewater Rental Corp.; AdvantEdge Rental Purchase Inc.; Advantage Companies, Inc.; and certain other parties, pending in the 18th Judicial District Court of Sedgwick County, Kansas, shall have been dismissed with prejudice and the parties to such action shall have entered into a mutual release from liability with respect to the subject matter of such action; and

          (l) Waiver and Consent. Purchaser shall have received the written agreement of the Company and all Stockholders waiving all of their rights, and issuing those consents, discussed in Section 6.12 hereof, in the form of Exhibit D attached hereto. In addition, the Articles of Incorporation shall have been amended to delete Article V thereof.

          Section 7.2    Conditions to the Obligations of the
Company and the Stockholders. All obligations of the Company and the Stockholders hereunder are subject to the fulfillment, prior to or at the Closing, unless waived by the Company and the Stockholders, of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall be true when made and shall continuously remain true and shall be reaffirmed and remade at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date;

          (b) Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by it;

          (c) Approvals and Consents. All governmental and third party approvals and consents required to be obtained by the Purchaser for consummation of the transactions contemplated by this Agreement shall have been obtained at or prior to Closing. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or terminated;

          (d) No Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction or other order has been enacted, entered, promulgated, or enforced by any court or governmental authority of competent jurisdiction within the United States which prohibits or makes illegal the transactions contemplated by this Agreement;

          (e) Advantage Transaction. Consummation at or prior to the Closing Date of either (i) the merger of THORN with and into Advantage or (ii) the purchase of the Common Stock, par value $.01 per share, and the Class A Cumulative Convertible Preferred Stock, par value $1.00 per share, of Advantage pursuant to the Advantage Agreement dated as of July 9, 1995, between the Purchaser and certain Advantage majority stockholders; and

               Dismissal of Lawsuit. The lawsuit captioned as Case No. 94 C 3532, THORN Americas, Inc. v. COMCOA, Inc.; Tidewater Rental Corp.; AdvantEdge Rental Purchase Inc.; Advantage Companies, Inc.; and certain other parties, pending in the 18th Judicial District Court of Sedgwick County, Kansas, shall have been dismissed with prejudice and the parties to such action shall have entered into a mutual release from liability with respect to the subject matter of such action.

                          ARTICLE VIII

                TERMINATION, AMENDMENT AND WAIVER

          Section 8.1    Termination.  Subject to Section 8.2
hereof, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (a) by mutual written consent of Purchaser, on the one hand, and the Company and Stockholders, on the other hand;

          (b) by Purchaser, on one hand or the Company and the Stockholders, on the other hand, if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by Purchaser, on one hand or the Company and the Stockholders, on the other hand, at any time after January 31, 1996 if the transactions contemplated hereby shall not have occurred by such date; provided, that the right to terminate this Agreement under this subparagraph (c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause or resulted in the failure of the transactions contemplated hereby to have occurred by such date; and provided, further, that this date shall be extended no more than ninety (90) days if the transactions contemplated hereby have not been consummated because of delays in the regulatory approval process;

          (d) by Purchaser, if (i) in Purchaser's sole discretion it determines that any fact revealed in a supplemental representation and warranty as required by Section 6.5 of this Agreement makes it not in Purchaser's best interest to consummate the transactions contemplated hereby, (ii) there shall have been a breach of any representation or warranty of the Company contained herein, or (iii) there shall have been a breach of any covenant or agreement of the Company contained herein which shall not have been cured prior to ten (10) business days following notice of such breach; or

          (e) by Company if there shall have been a breach of any representation, warranty, covenant or agreement of Purchaser contained herein which would prevent the consummation of the transactions contemplated hereby which shall not have been cured prior to ten (10) business days following notice of such breach.

          Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto, except based upon obligations set forth in Sections 6.2(b) and 9.2 hereof. The termination of this Agreement shall not relieve any party from liability for any breach of this Agreement.

          Section 8.3 Amendment, Extension and Waiver. At any time prior to the Closing, the Purchaser, on the one hand, and the Company and the Stockholders, on the other hand, may by an instrument in writing signed on behalf of each party hereto (a) amend, alter or modify this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or any document delivered pursuant hereto and (d) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of the Purchaser, on the one hand, and Company and the Stockholders, on the other hand. The aforementioned requirement of a signed writing to amend, alter or modify this Agreement may not be waived, except in writing, and may not be deemed waived orally or by implication. Subject to the express terms and conditions of this Agreement, the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.

                           ARTICLE IX

                          MISCELLANEOUS

          Section 9.1    Survival.  The representations,
warranties, covenants and agreements made herein shall not survive the Closing; provided, however, that the parties' obligations in
Section 6.13 hereof shall survive the Closing.

          Section 9.2 Expenses. Each Stockholder shall bear all fees and expenses incurred by him or the Company in connection with this Agreement, and prior activities related to the sale of the Shares; subject to the provisions of Section 7.1(i) hereof if the transactions contemplated by this Agreement are consummated.

          Section 9.3    Parties In Interest.  All the terms and
provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors and assigns of the parties hereto.

          Section 9.4 Entire Agreement; Assignment. This Agreement, including the Schedules attached hereto and the Exhibits delivered pursuant hereto, (i) contains the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties with respect to its subject matter and (ii) shall not be assigned by operation of law or otherwise; provided, that the Purchaser may assign its rights and obligations in whole or in part to any subsidiary or affiliate of the Purchaser (provided that such transferee agrees to be bound by this Agreement), but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations..

          Section 9.5 Headings; Section References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All section references in this Agreement are to sections of this Agreement, unless specifically set forth in this Agreement to the contrary. All Schedule references in this Agreement are to Schedules of this Agreement, unless specifically set forth in this Agreement to the contrary.

          Section 9.6 Notices. All notices, requests, claims, demands and other communications hereunder (collectively, "Notices") shall be in writing and shall be deemed to have been duly given if (i) delivered in person against signed and dated receipt, (ii) sent by recognized commercial overnight delivery service on the next business day, (iii) sent by registered or certified mail, first class postage prepaid, return receipt requested or (iv) sent by telecopy (with receipt orally confirmed on the same date) and simultaneously mailed, first class, postage prepaid, as follows:

                    If to the Company prior to the Closing Date:

                    Tidewater Rental Corp.
                    9323 East 37th Street North
                    Wichita, Kansas  67226-2000
                    Attention:  Law Department
                    Telecopy No.:  (316) 634-3340

                    If to the Stockholders:

                    Daniel J. Taylor
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    and

                    Leslie G. Rudd
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    and

                    Nestor R. Weigand, Jr.
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    and

                    A. Tracy Burton
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    and

                    Michael C. Weigand
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    and

                    Michael W. Dart
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    and

                    Sherry Moore
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    and

                    Karon F. Perrill
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    and

                    William A. Simon
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    and

                    James G. Steckart
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    and

                    Henri Van Dam
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340

                    with a copy to:

                    Tidewater Rental Corp.
                    9323 East 37th Street North
                    Wichita, Kansas 67226-2000
                    Telecopy No.:  (316) 634-3340
                    Attention:     Law Department.

                    If to the Purchaser and, after the Closing
                    Date, the Company:

                    THORN Americas, Inc.
                    8200 East Rent-A-Center Drive
                    Wichita, Kansas  67226-2799
                    Attention:  P. David Egan, Senior Vice
                    President and General Counsel
                    Telecopy No.:  (316) 636-7328

                    Copy to:

                    Shook, Hardy & Bacon P.C.
                    One Kansas City Place
                    1200 Main Street
                    Kansas City, Missouri  64105-2118
                    Attention:  Jennings J. Newcom, Esq.
                    Telecopy No.:  (816) 421-5547

Notice shall be deemed effective on the day of delivery if given pursuant to clause (i) or (iv) above, or on the following business day following mailing if given pursuant to clause (iii) above. Any party may change its address for purposes hereof by written Notice in accordance herewith, except that Notices regarding change of address shall only be effective upon receipt. Failure to accept a Notice shall not invalidate such Notice.

          Section 9.7    Law Governing.  Regardless of the place
of its execution, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its conflict of laws rules.

          Section 9.8    Counterparts.  This Agreement may be
executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          Section 9.9 Construction; Invalidity. This Agreement shall be construed according to its fair meaning as if prepared mutually by all parties hereto, and no party shall be deemed to be the draftsman hereof. Each section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision thereof. If any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provisions, and, to this end, the provisions of this Agreement are intended and shall be deemed severable. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any way, and any prohibited or unenforceable provision of this Agreement shall be considered to have been superseded by a legally permissible and enforceable clause which corresponds most closely to the intent of the parties as evidenced by the provisions held to be unenforceable.

          Section 9.10 Remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.
          Section 9.11 Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to jurisdiction of the courts of the State of Kansas for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, waives any objection to laying of venue of any such litigation in the courts located in the State of Kansas and agrees not to plead or claim in any court in the State of Kansas that such litigation brought therein has been brought in an inconvenient forum.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Stockholders and by the duly authorized officers of the Company and the Purchaser as of the date first above written.

                              THORN AMERICAS, INC.


                              By: s/s John L. Slaymaker
                              -------------------------
                              Name:  John L. Slaymaker
                              Title: Executive Vice President

                              TIDEWATER RENTAL CORP.


                              By: /s/  Daniel J. Taylor
                              --------------------------
                              Name:     Daniel J. Taylor
                              Title:    Vice President

                              PRINCIPAL STOCKHOLDERS:


                              /s/ Daniel J. Taylor
                              ----------------------------
                              Daniel J. Taylor



                              /s/ A. Tracy Burton
                              ---------------------------
                              A. Tracy Burton



                              /s/ William A. Simon
                              ---------------------------
                              William A. Simon


                              /s/ James G. Steckart
                              ---------------------------
                              James G. Steckart



                              STOCKHOLDERS:


                              /s/ Leslie G. Rudd
                              ---------------------------
                              Leslie G. Rudd


                              /s/ Nestor R. Weigand, Jr.
                              ---------------------------
                              Nestor R. Weigand, Jr.


                              /s/ Michael C. Weigand
                              ---------------------------
                              Michael C. Weigand


                              /s/ Michael W. Dart
                              ---------------------------
                              Michael W. Dart


                              /s/ Sherry Moore
                              ---------------------------
                              Sherry Moore


                              /s/ Karon F. Perrill
                              ---------------------------
                              Karon F. Perrill


                              /s/ Henri Van Dam
                              ---------------------------
                              Henri Van Dam

                       TABLE OF CONTENTS

                                                             Page
ARTICLE I PURCHASE AND SALE OF SHARES. . . . . . . . . . . . .  1
     Section 1.1    Purchase and Sale of Shares. . . . . . . .  1
     Section 1.2    Purchase Price.. . . . . . . . . . . . . .  2

ARTICLE II     CLOSING . . . . . . . . . . . . . . . . . . . .  2
     Section 2.1    Time and Place.. . . . . . . . . . . . . .  2
     Section 2.2    Deliveries by the Company and the
                    Stockholders . . . . . . . . . . . . . . .  2
     Section 2.3    Deliveries by the Purchaser. . . . . . . .  3

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               AND PRINCIPAL STOCKHOLDERS. . . . . . . . . . .  4
     Section 3.1    Organization and Standing; Corporate
                    Power; Authority . . . . . . . . . . . . .  4
     Section 3.2    Capitalization; Share Ownership. . . . . .  5
     Section 3.3    Equity Investments . . . . . . . . . . . .  5
     Section 3.4    Consents; No Violation.. . . . . . . . . .  6
     Section 3.5    Financial Statements . . . . . . . . . . .  6
     Section 3.6    No Undisclosed Liabilities.. . . . . . . .  6
     Section 3.7    Absence of Certain Changes.. . . . . . . .  7
     Section 3.8    Taxes.   . . . . . . . . . . . . . . . . .  9
     Section 3.9    Real Property. . . . . . . . . . . . . . . 10
     Section 3.10   Intellectual Property. . . . . . . . . . . 12
     Section 3.11   Absence of Litigation. . . . . . . . . . . 13
     Section 3.12   Insurance. . . . . . . . . . . . . . . . . 14
     Section 3.13 Accounts Receivable; Inventory; Motor Vehicles; Assets Necessary to Business . . 14
     Section 3.14   Employee Benefits. . . . . . . . . . . . . 15
     Section 3.15   Contracts and Commitments. . . . . . . . . 18
     Section 3.16   Labor Matters. . . . . . . . . . . . . . . 19
     Section 3.17   Compliance.. . . . . . . . . . . . . . . . 19
     Section 3.18   Environmental Matters. . . . . . . . . . . 19
     Section 3.19   Employees. . . . . . . . . . . . . . . . . 22
     Section 3.20   Licenses and Permits . . . . . . . . . . . 22
     Section 3.21   Products Liability . . . . . . . . . . . . 22
     Section 3.22   Bank Accounts. . . . . . . . . . . . . . . 22
     Section 3.23   Seller's Documentation . . . . . . . . . . 22
     Section 3.24   Disclosure . . . . . . . . . . . . . . . . 23
     Section 3.25   No Finder's Fee. . . . . . . . . . . . . . 23
     Section 3.26   Amount of Notes. . . . . . . . . . . . . . 23

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF
               STOCKHOLDERS. . . . . . . . . . . . . . . . . . 23
     Section 4.1    Authorization and Valid and Binding
                    Agreement. . . . . . . . . . . . . . . . . 23
     Section 4.2    Compliance with Other Instruments. . . . . 23
     Section 4.3    Governmental Consents. . . . . . . . . . . 24
     Section 4.4    No Finder's Fee. . . . . . . . . . . . . . 24
     Section 4.5    Good Title . . . . . . . . . . . . . . . . 24
     Section 4.6    Legal Representation . . . . . . . . . . . 24

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. . . 24
     Section 5.1    Organization . . . . . . . . . . . . . . . 24
     Section 5.2    Authorization. . . . . . . . . . . . . . . 25
     Section 5.3    Valid and Binding Agreement. . . . . . . . 25
     Section 5.4    Consents; No Violation . . . . . . . . . . 25
     Section 5.5    Availability of Funds. . . . . . . . . . . 25
     Section 5.6    Absence of Litigation. . . . . . . . . . . 25

ARTICLE VI     COVENANTS . . . . . . . . . . . . . . . . . . . 26
     Section 6.1    Conduct and Preservation of Business . . . 26
     Section 6.2    Access to Information. . . . . . . . . . . 28
     Section 6.3    Reasonable Best Efforts. . . . . . . . . . 29
     Section 6.4    Public Announcements . . . . . . . . . . . 29
     Section 6.5    Notification of Certain Matters. . . . . . 29
     Section 6.6    No Solicitation. . . . . . . . . . . . . . 30
     Section 6.7    Insurance. . . . . . . . . . . . . . . . . 30
     Section 6.8    Employment Agreement . . . . . . . . . . . 30
     Section 6.9    Repayment of Note. . . . . . . . . . . . . 30
     Section 6.10   Consents of Third Parties. . . . . . . . . 31
     Section 6.11   Taxes. . . . . . . . . . . . . . . . . . . 31
     Section 6.12   Waiver of Right of First Refusal . . . . . 31
     Section 6.13   Additional Tax Matters . . . . . . . . . . 31

ARTICLE VII     CLOSING CONDITIONS . . . . . . . . . . . . . . 32
     Section 7.1    Conditions to the Obligations of the
                    Purchaser. . . . . . . . . . . . . . . . . 32
     Section 7.2    Conditions to the Obligations of the
                    Company and the
                    Stockholders . . . . . . . . . . . . . . . 34

ARTICLE VIII    TERMINATION, AMENDMENT AND WAIVER. . . . . . . 35
     Section 8.1    Termination. . . . . . . . . . . . . . . . 35
     Section 8.2    Effect of Termination. . . . . . . . . . . 36
     Section 8.3    Amendment, Extension and Waiver. . . . . . 36

ARTICLE IX     MISCELLANEOUS . . . . . . . . . . . . . . . . . 37
     Section 9.1    Survival . . . . . . . . . . . . . . . . . 37
     Section 9.2    Expenses . . . . . . . . . . . . . . . . . 37
     Section 9.3    Parties In Interest. . . . . . . . . . . . 37
     Section 9.4    Entire Agreement; Assignment . . . . . . . 37
     Section 9.5    Headings; Section References . . . . . . . 37
     Section 9.6    Notices. . . . . . . . . . . . . . . . . . 37
     Section 9.7    Law Governing. . . . . . . . . . . . . . . 40
     Section 9.8    Counterparts . . . . . . . . . . . . . . . 41
     Section 9.9    Construction; Invalidity . . . . . . . . . 41
     Section 9.10   Remedies . . . . . . . . . . . . . . . . . 41
     Section 9.11   Consent to Jurisdiction. . . . . . . . . . 41


SCHEDULES
Schedule 3.3        Equity Investments
Schedule 3.4        Non-Contravention; Required Consents
Schedule 3.6        Undisclosed Liabilities
Schedule 3.7        Changes Since December 26, 1994
Schedule 3.8        Taxes
Schedule 3.9(a)     Leased Real Property
Schedule 3.9(e)     Real Property Service and Maintenance
                    Contracts
Schedule 3.9(f)     Agreements or Options to Purchase Real
                    Property
Schedule 3.9(j)     Construction Improvement or Expansion Projects
Schedule 3.10       Intellectual Property
Schedule 3.11       Litigation
Schedule 3.12(a)    Insurance Policies
Schedule 3.12(b)    Notice of Insurance Matters
Schedule 3.13(c)    Motor Vehicles
Schedule 3.13(d)    Assets Necessary to Business but Excluded from
                    Transaction
Schedule 3.14(a)    Employee Benefit Plans
Schedule 3.14(i)    Benefits Beyond Retirement or Termination
Schedule 3.14(j)    Severance Pay and Acceleration of Vesting of
                    Stock Options
Schedule 3.15       Contracts and Commitments
Schedule 3.16       Labor Matters
Schedule 3.17       Compliance
Schedule 3.18       Environmental Matters
Schedule 3.19       Employee Matters
Schedule 3.20       Licenses and Permits
Schedule 3.21       List of Form Customer Agreements
Schedule 3.22       Bank Accounts
Schedule 3.24       Material Matters
Schedule 5.4        Consent; No Violation

Exhibit A           Principal Stockholders
Exhibit B           Stockholders
Exhibit C           Opinion of Counsel
Exhibit D           Waiver and Consent

                           EXHIBIT A

                     PRINCIPAL STOCKHOLDERS


                    Shares of      Options
                    Common         & Other
Name                Stock          Rights         Percentage


Daniel J. Taylor   22              None                  22.5

A. Tracy Burton     6              None                   6.1

William A. Simon    2              None                   2.0

James G. Steckart   2              None                   2.0
                  ---                                    ----
                   32                                   32.6%
                   ==                                   =====

                           EXHIBIT B

                          STOCKHOLDERS

                     Shares of         Options
                     Common            & Other
Name                 Stock             Rights        Percentage


Leslie G. Rudd            22             None           22.5

Nestor R. Weigand, Jr.    22             None           22.5

Michael C. Weigand         6             None            6.1

Michael W. Dart            5             None            5.1

Sherry Moore               4             None            4.1

Karon F. Perrill           2             None            2.0

Henri Van Dam              5             None            5.1
                         ---                             ---
                          66                           67.4%
                         ===                           =====

EXHIBIT 2.6

               IN THE EIGHTEENTH JUDICIAL DISTRICT
             DISTRICT COURT, SEDGWICK COUNTY, KANSAS
                        CIVIL DEPARTMENT

THORN AMERICAS, INC.,                     )
                                          )
        Plaintiff,                        )
                                          )
vs.                                       )  Case No. 94 C 3532
                                          )
COMCOA, INC.; TIDEWATER RENTAL            )
CORP.; ADVANTEDGE RENTAL                  )
PURCHASE, INC.; ADVANTAGE                 )
COMPANIES, INC.; DANIEL J.                )
TAYLOR; JAMES STECKART; GREGG             )
BUNN; KURT DOERR; AND EDWARD              )
STANKO,                                   )
                                          )
        Defendants.                       )
__________________________________        )

                      SETTLEMENT AGREEMENT
                       AND MUTUAL RELEASE

        This Settlement Agreement and Mutual Release ("Settlement Agreement") made as of the 2nd day of January, 1996 between THORN Americas, Inc., a Delaware corporation ("THORN Americas"); Comcoa, Inc., a Kansas corporation ("Comcoa"); Tidewater Rental Corp., a Virginia corporation ("Tidewater"); AdvantEdge Rental Purchase, Inc., a Kansas corporation ("AdvantEdge"); Advantage Companies, Inc., a Delaware corporation ("Advantage"); Daniel J. Taylor; James Steckart; Gregg Bunn; Kurt Doerr; and Edward Stanko.
                            RECITALS
        I. WHEREAS, on or about December 27, 1994, THORN Americas commenced an action in the Eighteenth Judicial District Court, Sedgwick County, Kansas entitled Thorn Americas, Inc. v. Comcoa, Inc.; Tidewater Rental Corp.; AdvantEdge Rental Purchase, Inc.; Advantage Companies, Inc.; Daniel J. Taylor; James Steckart; Gregg Bunn; Kurt Doerr and Edward Stanko, Court File No. 94 C 3532 (the "Action"); and
        II. WHEREAS, defendants filed an Answer and Counterclaim denying any liability for the claims raised by THORN Americas and seeking a declaratory judgment as well as defendants' costs and disbursements including reasonable attorney fees; and
        III. WHEREAS, the parties wish to settle their dispute without any admission of liability and without incurring any additional litigation costs;
        NOW, THEREFORE, the parties hereto agree as follows:
        1. THORN Americas hereby releases and forever discharges Comcoa, Tidewater, Advantage, AdvantEdge, Daniel J. Taylor, James Steckart, Gregg Bunn, Kurt Doerr and Edward Stanko, together with their respective officers, directors, employees, consultants, advisors, shareholders, partners, owners, attorneys, and all affiliated companies and predecessors, from and against any and all liabilities, claims, obligations, judgments, causes of action, demands, losses or damages that THORN Americas may have against them, including any claim arising out of the parties' prior business relationship or any claim that has been or could be raised in or in connection with the Action, or upon any facts or events from the beginning of time until the date of the Settlement Agreement. This Release does not extend to or limit any right or cause of action THORN Americas, Comcoa, Tidewater, Advantage, or AdvantEdge may have against Daniel J. Taylor, James Steckart, Gregg Bunn, Kurt Doerr and Edward Stanko relating to claims brought by third parties against THORN Americas, Comcoa, Tidewater, Advantage, or AdvantEdge, arising out of the acts or omissions of Daniel J. Taylor, James Steckart, Gregg Bunn, Kurt Doerr and Edward Stanko. In addition, this Release does not extend to or limit any claim or right which Comcoa, Tidewater, Advantage, or AdvantEdge may have against Daniel J. Taylor, James Steckart, Gregg Bunn, Kurt Doerr and Edward Stanko. This Settlement Agreement shall not be considered a Release of any claims arising out of the Agreement and Plan of Merger and Stock Purchase Agreement described in paragraph 3 of this Settlement Agreement.
        2. Comcoa, Tidewater, Advantage, AdvantEdge, Daniel J. Taylor, James Steckart, Gregg Bunn, Kurt Doerr and Edward Stanko hereby release and forever discharge THORN Americas, together with its officers, directors, employees, consultants, advisors, shareholders, partners, owners, attorneys and all affiliated companies and predecessors, from and against any and all liabilities, claims, obligations, judgments, causes of action, demands, losses and damages that Comcoa, Tidewater, Advantage, AdvantEdge, Daniel J. Taylor, James Steckart, Gregg Bunn, Kurt Doerr or Edward Stanko may have against it, including any claim arising out of the parties' prior business relationship or any claim that has been or could be raised in or in connection with the Action, or upon any facts or events from the beginning of time until the date of the Settlement Agreement. This Release does not extend to or limit any claim or right which Daniel J. Taylor, James Steckart, Gregg Bunn, Kurt Doerr or Edward Stanko may have against Comcoa, Tidewater, Advantage or AdvantEdge. This Settlement Agreement shall not be considered a Release of any claims arising out of the Agreement and Plan of Merger and the Stock Purchase Agreement described in paragraph 3 of this Settlement Agreement.
        3. This Settlement Agreement will not be effective until the following agreements have closed: The Agreement and Plan of Merger dated as of September 25, 1995, as amended November 27, 1995, by and among Advantage, THORN Americas and THORN Acquisition Corporation; and the Stock Purchase Agreement dated as of September 25, 1995, as amended November 27, 1995, by and among Tidewater and THORN Americas. These agreements are unaffected by the terms of the releases set forth in paragraphs 1 and 2.
        4. The parties recognize that this Settlement Agreement does not constitute an admission by any party that it has violated any state or federal statute or any principle of common law or engaged in any wrongdoing whatsoever.
        5. THORN Americas, Comcoa, Tidewater, Advantage, AdvantEdge, Daniel J. Taylor, James Steckart, Gregg Bunn, Kurt Doerr and Edward Stanko, by and through their respective counsel, shall execute and file with the court, on the date of the closing of the Agreement and Plan of Merger and the Stock Purchase Agreement described in paragraph 3 of the Settlement Agreement, the Stipulation of Dismissal with Prejudice, in the form attached hereto as Exhibit "A".
        6. The parties agree that pursuant to the provisions of the Stipulation and Protective Order dated February 27, 1995, they will destroy or return to the appropriate party all documents, transcripts of testimony, discovery responses, and other papers as well as all copies or summaries, memoranda and notes, reflecting the contents or substance of such documents. Within fifteen (15) days of executing this Settlement Agreement, counsel for any producing party may provide a written list of those documents the producing party desires to be returned rather than destroyed. The party in possession of such documents shall return the same to the producing party within twenty (20) days after its receipt of the written list. Within forty-five (45) days of executing this Settlement Agreement, counsel for the party which received such documents shall certify in writing to the producing party that any produced documents which have not been returned have been destroyed.
        7. This Settlement Agreement shall be interpreted in accordance with the laws of the State of Kansas. The parties hereby submit themselves to the jurisdiction of the courts of the State of Kansas for the enforcement, interpretation, construction, or any other matter regarding or relating to this Settlement Agreement.
        8. This Settlement Agreement constitutes the entire agreement between the parties as to its subject matter and binds the parties hereto, their successors and assigns. All prior agreements, representations and understandings, oral or written, between the parties or their representatives as to the terms of this Settlement Agreement, if any, are hereby superseded by this Settlement Agreement.
        9. This Settlement Agreement may be executed in counterpart, and by telefacsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
                                THORN AMERICAS, INC.



Dated:                          By /s/ John Slaymaker
                                --------------------------
                                   Its Vice President

                                COMCOA, INC.



Dated:                        By /s/ Daniel J. Taylor
                              --------------------------
                              Its President


                              TIDEWATER RENTAL CORP.



Dated:                        By /s/
                              -------------------------
                              Its


                              ADVANTAGE RENTAL PURCHASE,
                              INC.



Dated:                        By /s/
                              ---------------------------
                              Its


                              ADVANTAGE COMPANIES, INC.



Dated:                        By /s/
                              ----------------------------
                              Its




Dated:                        By /s/ Daniel J. Taylor
                              ----------------------------
                                Daniel J. Taylor




Dated:                        /s/ James G. Steckart
                              -----------------------------
                              James G. Steckart






Dated:                          /s/ Greg Bunn
                              ----------------------------
                              Gregg Bunn





Dated:                        /s/ Kurt Doerr
                              ----------------------------
                              Kurt Doerr




Dated:                        /s/ Edward Stanko
                              -----------------------------
                              Edward Stanko

EXHIBIT 2.7

          IN THE EIGHTEENTH JUDICIAL DISTRICT
          DISTRICT COURT, SEDGWICK COUNTY, KANSAS
          CIVIL DEPARTMENT

THORN AMERICAS, INC.                   )    Case No. 94 C 3532
                                       )
          Plaintiff,                   )        STIPULATION OF
                                       )             DISMISSAL
v                                      )        WITH PREJUDICE
                                       )
COMCOA, INC., TIDEWATER RENTAL         )
CORP.; ADVANTEDGE RENTAL PURCHASE      )
INC.; ADVANTAGE COMPANIES, INC.;       )
DANIEL J. TAYLOR; JAMES STECKART;      )
GREGG BUNN; KURT DOERR; AND            )
EDWARD STANKO                          )
                                       )
     Defendants.                       )

     The parties to the above-entitled matter, by their respective attorneys, hereby stipulate and agree to the dismissal of this action with prejudice pursuant to Kansas Rules of Civil Procedure
Section 60-241, with each party bearing its own or their own costs, disbursements, and attorneys' fees.

DATED:    12-29-95.
                              J. MICHAEL DADY & ASSOCIATES, P.A.



                              By /s/ J. Michael Dady
                              ---------------------------------
                              J. Michael Dady (#2062X)
                              Jeffery S. Haff (#202265)
                              4000 IDS Center
                              80 South Eighth Street
                              Minneapolis, MN 55402
                              (612) 359-9000

DATED:
                              WOODARD, BLAYLOCK, HERNANDEZ
                              PILGREEN & ROTH

                              By /s/
                              --------------------------------
                              Lee H. Woodard (#05936)
                              833 North Waco
                              P. O. Box 127
                              Wichita, KS 67201-0127
                              ATTORNEYS FOR DEFENDANTS

DATED:
                              KLENDA, MITCHELL, AUSTERMAN
                              & ZUERCHER


                              By /s/
                              -----------------------------
                                  Gary M. Austerman (#8222)
                                  Christopher A. McElgunn (#13359)
                              301 N. Main, Suite 1600
                              Wichita, KS 67202
                              (316) 267-0331

                              ATTORNEYS FOR PLAINTIFF

EXHIBIT 2.8

                   COMMERCIAL LEASE AGREEMENT


          THIS LEASE is made as of ___________________, 199__,
between Property Management Corp. ("Landlord"), and Advantage
Companies, Inc. ("Tenant"), who hereby agree as follows:

          A. PREMISES. Subject to the covenants and conditions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the premises (the "Premises") commonly known and numbered as 9323 East 37th Street North, in the City of Wichita, State of Kansas, together with the right of ingress and egress.

          B. TERM. The term of this Lease (the "Term") is for thirty (30) days, commencing on January 2, 1996 and ending on February 1, 1996.

          C. RENT PAYMENTS. Tenant shall pay to Landlord an aggregate sum of $0.00 as rent.

          D. PROPERTY INSURANCE. Landlord shall maintain property damage insurance on the Premises and the building of which the Premises are a part.

          E. LIABILITY INSURANCE. Tenant shall, at its sole cost and expense, obtain and maintain at all times during the Term, for the protection of Landlord and Tenant, liability insurance, including employer's liability coverage, with a combined personal injury and property damage limit of not less than $1,000,000 for each occurrence, insuring against all liability of Tenant and its representatives arising out of and in connection with Tenant's use or occupancy of the Premises. Tenant shall also maintain workers' compensation insurance for its employees located at the Premises.

          F. CONDITION OF PREMISES AT BEGINNING AND END OF TERM. Tenant acknowledges Tenant has inspected the Premises and accepts the Premises in their present condition.

          G. MAINTENANCE AND REPAIR BY LANDLORD. During the Term and at Landlord's sole cost and expense, Landlord will maintain and keep in good order, repair and condition and, when necessary, will replace all parts of the Premises, including, but not limited to, utility service lines from the point where they enter the building of which the Premises are a part, interior walls, inside surfaces of exterior walls, fixtures, floor coverings, lighting fixtures, heating, ventilating, air-conditioning, plumbing, sprinkler system, glass, windows, doors, elevator, electrical and other mechanical equipment, appliances and systems. Landlord shall also maintain and keep in good repair the roof, exterior walls, gutters, downspouts, foundations and all other structural components of the building of which the Premises are a part, all underground plumbing and sewer lines, and water, gas and electric service lines to the point where such service lines enter the building of which the Premises are a part. Landlord shall be responsible for maintenance, cleaning, repainting and repairs of the parking areas, driveways, sidewalks and approaches, except for snow removal which shall be the responsibility of Tenant under paragraph 10 hereof.

          H. DAMAGE BY CASUALTY. In case, during the Term or previous thereto, the Premises hereby let, or the building of which said Premises are a part, shall be destroyed or shall be so damaged by fire or other casualty as to become untenantable, then in such event, the Term shall cease and this Lease shall become null and void from the date of such damage or destruction and Tenant shall immediately surrender said Premises and all interest therein to Landlord.

          I. PERSONAL PROPERTY. Landlord shall not be liable for any loss or damage to any merchandise inventory, goods, fixtures, improvements or personal property of Tenant (collectively, "Personal Property") in or about the Premises, regardless of the cause of such loss or damage. Tenant shall maintain insurance coverage for the replacement cost of any Personal Property in or about the Premises.

          J. UTILITIES AND SERVICES. THORN Americas, Inc., the parent corporation of the Tenant, shall pay for all electricity, gas, water or other utilities, for telephone expenses and for snow removal, janitorial service and supplies, coffee service and supplies, and other disposable supplies (e.g., paper towels, toilet tissue, etc.) used in or assessed against the Premises during the Term, unless otherwise herein expressly provided.

          K. REAL ESTATE TAXES AND SPECIAL ASSESSMENTS. Landlord shall pay the real estate taxes and installments of special assessments, payable with respect to the Premises.

          L. WAIVER OF SUBROGATION. As part of the consideration for this Lease, each of the parties hereby releases the other party hereto from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss for which either of the parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by intentional acts of either of the parties hereto, and the parties hereto further covenant that any insurance they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release of liability contained in this paragraph.

          M. SUCCESSORS. The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by Tenant without the written consent of Landlord shall vest any rights in the assignee or subtenant of Tenant.

          N. QUIET POSSESSION. Landlord agrees, so long as Tenant fully complies with all of the terms, covenants and conditions herein contained on Tenant's part to be kept and performed, that Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term aforesaid, it being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon Landlord, its heirs, successors or assigns, but only during such party's ownership of the Premises. Landlord and Tenant further covenant and represent that each has full right, title, power and authority to make, execute and deliver this Lease.

          O. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Landlord and Tenant after the date hereof. If there be more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such Tenants, jointly and severally.

          P. SIGNAGE. Tenant covenants and agrees that it shall not, without the prior written consent of Landlord, change any existing signage on the Premises or construct or erect any new or additional signage on the Premises.

          IN WITNESS WHEREOF, said parties hereunto subscribed their names. Executed in two (2) originals.

          Landlord                Tenant

PROPERTY MANAGEMENT CORP.         ADVANTAGE COMPANIES, INC.


By: Daniel J. Taylor              By: /s/
-------------------------         -------------------------------
Title: President                  Title: ________________________




Agreed to and accepted by:

THORN AMERICAS, INC.



By: _________________________
Title: ______________________

EXHIBIT 2.9
                        SERVICE AGREEMENT


          THIS SERVICE AGREEMENT (this "Agreement") is made and entered into as of January 2, 1996, by and between THORN AMERICAS, INC. ("THORN") and PROPERTY MANAGEMENT CORP. ("PMC").

                      W I T N E S S E T H:

          WHEREAS, PMC and ADVANTAGE COMPANIES, INC. ("Advantage"), a Delaware corporation and a wholly owned subsidiary of THORN, are parties to that certain Commercial Lease Agreement dated as of January 2, 1996, pursuant to which Advantage will lease the premises at 9323 East 37th Street North, Wichita, Kansas; and

          WHEREAS, PMC personnel have agreed to assist THORN and Advantage with 1995 year-end closing procedures in connection with THORN's acquisition of the stock of Advantage and of Tidewater
Rental Corp. ("Tidewater").

          NOW, THEREFORE, in consideration of the agreements and understandings set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, THORN and PMC, intending to be legally bound, hereby agree as follows:

          Q. Closing Procedures. PMC will assist Advantage and THORN with the December 31, 1995, year-end closing procedures relating to Advantage and Tidewater. Such procedures, shall include, but not be limited to, (i) payroll matters; (ii) accounts payable matters; (iii) conversion of fixed asset system; (iv) inventory depreciation and reconciliation matters; (v) recordation and reconciliation of cash receipts; (vi) general ledger entries, financial statement preparation and account reconciliations; and
(vii) sales and use tax return preparation, among other things, as described in more detail on Appendix A attached hereto. The parties agree that Appendix A is not all-inclusive and that PMC will provide other assistance with respect to year-end closing procedures as requested by THORN or Advantage.

          R.   Further Assurances.  PMC agrees that if THORN or
Advantage request further action and to help carry out the year-end closing procedures, PMC shall take all such necessary or desirable actions.

          S. Compensation. As compensation for the services of PMC, THORN shall reimburse PMC for its actual out-of-pocket labor costs incurred while providing the services described above for THORN and Advantage.

          T. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

                                  PROPERTY MANAGEMENT CORP.



                                  By: /s/ Daniel J. Taylor
                                  -------------------------
                                  Name: Daniel J. Taylor
                                  Title: President



                                  THORN AMERICAS, INC.



                                  By: /s/
                                  -----------------------
                                  Name:
                                  Title:

EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

THORN Americas Acquires Advantage Companies and Tidewater Rental

January 2, 1996, Wichita, KS - THORN Americas, Inc. today announced the acquisition of Advantage Companies, Inc. (formerly traded on NASDAQ as ADVG). Advantage Companies, a Delaware corporation, owns 100 percent of the outstanding stock of COMCOA, Inc., and
AdvantEdge Rental Purchase, Inc.   COMCOA is a THORN franchisee,
operating 99 Rent-A-Center stores in Florida, Alabama, Mississippi and Georgia. AdvantEdge operates seven rental-purchase stores in Colorado and Indiana. The acquisition was effected by the merger of Advantage and a wholly owned subsidiary of THORN, with Advantage as the surviving corporation.

In a separate transaction, THORN Americas purchased the stock of Tidewater Rental Corp., a privately held company affiliated with Advantage. Tidewater is a THORN franchisee, operating 20 Rent-A-
Center stores in Virginia.

The closing of the Advantage acquisition occurred after a special shareholders' meeting held December 29, 1995, where shareholders voted to approve the merger. The public shareholders of Advantage will receive letters from THORN's transfer agent, with instructions for tendering stock certificates for the purchase price of $18.50 per share. Certain majority shareholders of Advantage will receive $16.00 per share.

THORN Americas and its franchisees constitute the largest rental-purchase operation in the United States, currently with 1,232 Rent-A-Center stores in 49 states and the District of Columbia. THORN also operates 24 Rent-A-Centre stores in Canada, and 141 Remco stores in 17 states.

Contact:  Nancy Johnson
          Public Affairs Director
Phone:    316-636-7541